UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Sterling Financial Corporation

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111 North Wall Street
Spokane, Washington 99201

March 21, 2008

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Sterling Financial Corporation. The Annual Meeting will be held at the Cheney Cowles Center, 2316 West First Avenue in Spokane, Washington, on Tuesday, April 22, 2008, at 10:00 a.m., local time.

The formal Notice of Annual Meeting of Shareholders and the proxy statement are attached and describe the proposals to be voted on at the Annual Meeting. The Board of Directors believes the proposals are in the best interests of Sterling and its Shareholders and, accordingly, recommends that you vote "FOR" each of the proposals. We will also report on Sterling's operations and respond to questions of general interest to Shareholders.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to complete, sign and date your proxy card today and promptly return it in the postage-paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support is sincerely appreciated.

Sincerely,

/s/ Harold B Gilkey
Harold B. Gilkey
Chairman of the Board, President
and Chief Executive Officer

111 North Wall Street
Spokane, Washington 99201

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of Shareholders of Sterling Financial Corporation ("Sterling") will be held in the Eric A. Johnson Auditorium of the Cheney Cowles Center, 2316 West First Avenue, Spokane, Washington, on Tuesday, April 22, 2008, at 10:00 a.m., local time, for the following purposes:

1. To elect two Directors of Sterling for terms ending in the year 2011 and two Directors of Sterling for terms ending in the year 2009;

2. To approve an amendment to Sterling's Restated Articles of Incorporation to eliminate staggered terms for Directors and require the annual election of all Directors;

3. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for Sterling for the fiscal year ending December 31, 2008; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the attached proxy statement. Only Shareholders of record at the close of business on February 29, 2008, the record date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN, OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

/s/ Andrew J Schultheis
Andrew J. Schultheis
Secretary

Spokane, Washington
March 21, 2008

STERLING FINANCIAL CORPORATION
111 North Wall Street
Spokane, Washington 99201

PROXY STATEMENT
Annual Meeting of Shareholders
To Be Held April 22, 2008

Date, time, place and purpose of Sterling's Annual Meeting

The 2008 annual meeting of Shareholders of Sterling Financial Corporation ("Sterling"), including any postponements or adjournments thereof (the "Annual Meeting"), will be held at 10:00 a.m., local time, on Tuesday, April 22, 2008, in the Eric A. Johnston Auditorium of the Cheney Cowles Center, 2316 West First Avenue, Spokane, Washington. At the meeting, Sterling's Shareholders, as of February 29, 2008 (the "Record Date"), will be asked to elect each of the nominees for the Board of Directors, to approve an amendment to Sterling's Restated Articles of Incorporation to eliminate staggered terms for Directors and require the annual election of all Directors, and to ratify the appointment of BDO Seidman, LLP ("BDO") as the independent registered public accounting firm for Sterling for 2008. This proxy statement is first being sent to holders of Sterling common stock on or about March 21, 2008, and is accompanied by a proxy that is being solicited by the Sterling Board of Directors for use at the Annual Meeting.

Record date; outstanding shares; shares entitled to vote

Only holders of record of Sterling common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of Sterling common stock is entitled to one vote for each share of Sterling common stock owned as of the Record Date. As of the record date, there were 51,843,588 shares of Sterling common stock outstanding.

Quorum; vote required

Under Washington law, any Shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of the outstanding shares of Sterling common stock entitled to vote, present in person or by proxy at the Annual Meeting. Shareholders of record, including brokers holding customers' shares of record, who are present at the Annual Meeting in person or by proxy and who abstain from voting are considered present and entitled to vote, and will count toward a quorum.

If a quorum exists at the Annual Meeting, those nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast for Directors will be elected as Directors. The affirmative vote by holders of a majority of the outstanding common stock of Sterling is required to approve the amendment to Sterling's Articles of Incorporation to eliminate staggered terms for Directors and require the annual election of all Directors. If a quorum exists, the affirmative vote by the holders of a majority of the common stock present in person or represented by proxy and entitled to vote is required to approve other matters to be acted upon at the Annual Meeting. Abstentions and broker non-votes will have no impact on the election of Directors or other proposals. Proxies and ballots will be received and tabulated by American Stock Transfer & Trust Company, Sterling's transfer agent.

Voting of proxies

The Board of Directors requests that you complete, date and sign the proxy card accompanying this proxy statement and promptly return the card in the enclosed postage-paid envelope. Unless contrary instructions are specified, all properly signed proxies received by Sterling and not revoked before the vote at the Annual Meeting will be voted: 1) FOR the election of the four Directors nominated by the Board of Directors; 2) FOR the amendment to the Articles of Incorporation to eliminate staggered terms for Directors and require the annual election of all Directors; 3) FOR the ratification of the appointment of BDO as the independent registered public accounting firm for Sterling for 2008; and 4) in accordance with the best judgment of the proxy agents on any other matters properly brought before the Annual Meeting. If the Annual Meeting is postponed or adjourned, your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

If you own your shares in "street name," that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Otherwise, your shares may not be voted and will be recorded as broker non-votes. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee and you bring the proxy to the Annual Meeting.

If you are a participant in Sterling's 401(k) Employee Savings and Investment Plan and Trust, your completed proxy will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least five days prior to the Annual Meeting to count. In accordance with the terms of the plan, if you fail to instruct the plan trustee how to vote your plan shares, the trustee will not vote your plan shares, except as required by law.

How to revoke your proxy

You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Annual Meeting:

•	Deliver to Sterling a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

•	Sign and deliver to Sterling a proxy card relating to the same shares and bearing a later date; or

•	Attend the meeting and vote in person, although attendance at the meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

Voting electronically via Internet or telephone

A large number of banks and brokerage firms provide Shareholders whose shares are registered in the name of such firms the opportunity to vote via the Internet or by telephone. The voting form sent to a beneficial owner will provide instructions if such options are available.

Expenses of proxy solicitation

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by Sterling. Proxies will be solicited by Sterling by mail and may also be solicited on behalf of Sterling by directors, officers and other employees of Sterling, without additional remuneration, in person or by telephone or facsimile transmission. Sterling will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Sterling common stock as of the record date and will reimburse such entities for the cost of forwarding the proxy materials in accordance with customary practice.

Recommendation of the Board of Directors

The Board of Directors of Sterling believes the proposals described herein are in the best interests of Sterling and its Shareholders and, accordingly, recommends that the Shareholders vote "FOR" the proposals identified in the Notice.

Dissenters' Rights

There are no dissenters' rights applicable to any matters to be considered at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of eleven Directors who are divided into three classes. The members of each class serve three-year terms, and one class is elected annually. The Board of Directors has nominated current Directors Harold B. Gilkey and Donald N. Bauhofer for election at this year's Annual Meeting as Directors to serve terms of three years ending at the annual meeting of Shareholders of Sterling in the year 2011, or when their respective successors have been duly elected and qualified. The terms of Directors Gilkey and Bauhofer ending in the year 2011 would not be affected if Proposal 2 to amend Sterling's Restated Articles to eliminate staggered terms for Directors and require the annual election of all Directors is adopted. In addition, the Board of Directors has nominated current Directors Katherine K. Anderson and Ellen R.M. Boyer to serve a term ending at the annual meeting of Shareholders in the year 2009, or when their respective successors have been duly elected and qualified. Ms. Anderson and Ms. Boyer were appointed to the Sterling Board of Directors effective as of December 17, 2007.

Each nominee for election as a Director at the Annual Meeting has consented to serve if elected. Sterling has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unable to serve as a Director for any reason, the Board of Directors shall designate a substitute nominee. Unless instructions to the contrary are specified on the proxy card, proxies will be voted in favor of the persons who have been nominated by the Board of Directors.

The Board of Directors recommends that Shareholders
vote "FOR" the election of each of the nominees.

BOARD OF DIRECTORS OF STERLING FINANCIAL CORPORATION

HAROLD B. GILKEY

Mr. Gilkey, 68, has served as Chairman of the Board and Chief Executive Officer ("CEO") of Sterling since its inception in 1992, and served as Chairman of the Board and CEO of Sterling's wholly owned subsidiary, Sterling Savings Bank ("Sterling Savings") from its inception in 1981 until October 2003, and continues to serve as a Director of Sterling Savings. Mr. Gilkey co-founded Sterling Savings in 1981. In February 2008, Mr. Gilkey was also appointed President of Sterling, following Mr. Zuppe's retirement on December 31, 2007. Additionally, he is Chairman of the Board and CEO of Golf Savings Bank, a subsidiary of Sterling, and a Director of INTERVEST-Mortgage Investment Company ("INTERVEST"), Action Mortgage Company ("Action Mortgage") and Harbor Financial Services, Inc. ("Harbor Financial"), each of which are wholly owned subsidiaries of Sterling Savings. Mr. Gilkey brought to Sterling Savings over 20 years of commercial and mortgage banking experience. He served as President of Bancshares Mortgage Company of Spokane, Washington, and Senior Vice President of Old National Bank of Spokane, Washington. Prior to that, Mr. Gilkey was employed by Bank of America for 12 years. Mr. Gilkey serves on the Federal Home Loan Bank of Seattle Board of Directors. Mr. Gilkey is a past Director of the Washington Savings League and Chairman of the Savings Association Insurance Fund Industry Advisory Committee, an advisory committee of the Federal Deposit Insurance Corporation. Mr. Gilkey received a Bachelor's degree in Business Administration from the University of Montana in 1962 and a Master of Business Administration degree from the University of Southern California in 1970. If reelected, his term will expire in 2011.

WILLIAM W. ZUPPE

Mr. Zuppe, 66, has served as a Director of Sterling since its inception and as Chairman of the Board of Sterling Savings since October 2003. Prior to his retirement, effective December 31, 2007, Mr. Zuppe also served as President and Chief Operating Officer of Sterling since its inception and served as Director, President and Chief Operating Officer of Sterling Savings from 1981 until October 2003, when he was promoted to lead Sterling Savings as Chairman of the Board and Chief Executive Officer. Mr. Zuppe co-founded Sterling Savings in 1981. Mr. Zuppe brought to Sterling Savings 18 years of mortgage lending experience as Vice President of Bancshares Mortgage Company and Manager of Loan Administration of Sherwood & Roberts, Inc. of Walla Walla, Washington, a mortgage banking company. Mr. Zuppe is past Chairman of the Board for America's Community Bankers, a national trade association. He is past Chairman of the Washington Savings League Board of Directors and past member of the Federal Reserve Board — Thrift Institutions Advisory Council. His term will expire in 2010.

KATHERINE K. ANDERSON

Ms. Anderson, 49, has served as a Director of Sterling since her appointment on December 17, 2007. She has served as the Chief Financial Officer for the Seattle Opera since 2005. Ms. Anderson previously operated her own consulting practice, providing interim chief financial officer services to companies in a variety of industries. She has been a licensed CPA since 1986. Ms. Anderson received her Bachelor's degree from Humboldt State University in 1984. She is also a graduate of the Pacific Coast Banking School at the University of Washington. If elected, her term will expire in 2009.

DONALD N. BAUHOFER

Mr. Bauhofer, 56, has served as a Director of Sterling since his appointment in January 2004. He is Founder and President of The Pennbrook Company, a real estate development firm in Bend, Oregon, established in 1985. In addition, he is Founder and CEO of Pennbrook Homes, Inc., co-owner of Arrowood Development, LLC; and co-owner and CEO of Pacific Education Corporation. Mr. Bauhofer served on the Board of Directors of Klamath First Bancorp, Inc. ("Klamath"), from November 2002 until December 2003. Mr. Bauhofer was then appointed to Sterling's Board of Directors after Klamath was merged into Sterling in January 2004. Mr. Bauhofer received a Bachelor's degree and a Master of Business Administration degree from Stanford University and a Juris Doctorate from the University of California at Davis. If reelected, his term will expire in 2011.

ELLEN R.M. BOYER

Ms. Boyer, 48, has served as a Director of Sterling since her appointment on December 17, 2007. She has served as the Chief Operating Officer and Chief Financial Officer since 2002 for Kibble & Prentice, a company specializing in risk management, business continuation and employee program services. Ms. Boyer previously served as the chief financial officer for companies in the medical services and publishing industries. Ms. Boyer received her Bachelor's degrees from Oregon State University in 1982. If elected, her term will expire in 2009.

WILLIAM L. EISENHART

Mr. Eisenhart, 55, has served as a Director of Sterling since his appointment in January 2004. He serves as an independent financial consultant to privately held and publicly traded companies on investment banking matters. Previously, Mr. Eisenhart was a Managing Director at Dain Bosworth, Inc., in Seattle, Washington, a Partner in Corporate Finance for Cable Howse & Ragen in Seattle, Washington, and Vice President of Corporate Finance at Goldman, Sachs & Company in New York City. Currently, he serves as a member of the Finance Committee of the YMCA of Greater Seattle, as a member of the Board of Directors of Jumbo Foods, Inc., a privately held business serving convenience stores in western states, and is Co-Chair of Harvard College Schools and the Scholarship Committee of Western Washington. He has been a board member of Emerald Hills Coffee, Inc., a privately held coffee distributor, since 2002. Mr. Eisenhart received a Bachelor's degree from Harvard College and a Master of Business Administration degree from the University of Chicago. His term will expire in 2009.

JAMES P. FUGATE

Dr. Fugate, 75, has served as a Director of Sterling since 1989. He is the retired Superintendent of Auburn School District No. 408. Dr. Fugate is a former director of Central Evergreen Savings & Loan Association. He is on the Board of Governors of the Auburn Regional Medical Center and serves as the Chairman of the Board. Dr. Fugate received a Bachelor's and Master's degree from Central Washington State University. He received his Ph.D. from the University of Idaho in 1970. His term will expire in 2010.

JAMES B. KEEGAN, JR.

Mr. Keegan, 59, has served as a Director of Sterling since March 1, 2007. Mr. Keegan served as a director and vice-chairman of the board of Northern Empire Bancshares and as a director and chairman of the board of Sonoma National Bank from 1982 and 1984, respectively, until Sterling's acquisition of Northern Empire Bancshares and Sonoma National Bank on February 28, 2007. He has been a partner in Keegan & Coppin Company, Inc., a Santa Rosa real estate brokerage and development firm, since 1976. His term will expire in 2010.

ROBERT D. LARRABEE

Mr. Larrabee, 73, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1983. Mr. Larrabee is the owner of Merchant Mortuary Group in Clarkston, Washington. He is also a former director of Laurentian Capital Corporation, a former director of Lewis and Clark Savings & Loan Association and a past President of the Board of Regents of the University of Washington. Mr. Larrabee received a degree in Mortuary Science from The California College of Mortuary Science in 1958. His term will expire in 2010.

DONALD J. LUKES

Mr. Lukes, 59, has served as a Director of Sterling since January 2006. He retired in 2005 as a principal with the law firm of Witherspoon, Kelley, Davenport & Toole, P.S. Mr. Lukes joined Witherspoon Kelley in 1987 after having served as General Counsel and Senior Vice President of Citicorp's mortgage banking business. He has served as a director and President of the Board of the Friends of Seven (Public Television); a Commissioner of the Chase Youth Commission; a director of Goodwill Industries of the Inland Northwest; President of the Hamblen School Parent-Teacher Group and General Counsel to the Friends of the Centennial Trail. Mr. Lukes received his Bachelor of Arts degree from the University of Montana and his Juris Doctorate from St. John's University School of Law in 1978. His term will expire in 2009.

MICHAEL F. REULING

Mr. Reuling, 61, has served as a Director of Sterling since his appointment in December 2006. He has been a self-employed real estate development consultant in Boise, Idaho since retiring as Vice Chairman of Albertson's, Inc. in 2001. Mr. Reuling received a Bachelor's degree from Carleton College in Northfield, Minnesota in 1968 and a Juris Doctorate from the University of Michigan in Ann Arbor, Michigan in 1971. His term will expire in 2009.

PROPOSAL 2: AMENDMENT OF ARTICLES OF INCORPORATION

The Board of Directors has approved and is submitting to the Shareholders for approval, an amendment to Article IX of Sterling's Restated Articles of Incorporation. The amendment would provide that each director shall hold office until the next annual meeting of shareholders following his or her election and until his or her successor is duly elected and qualified; provided that any director who was elected for a three-year term under a prior version of Article IX would continue to hold office for the balance of the term for which he or she was elected and until his or her successor is duly elected and qualified.

The following is the text of Article IX of Sterling's Articles of Incorporation, as proposed to be amended:

The term of each director of the Corporation shall be for one year. Each director shall hold office until the next annual meeting of shareholders following his or her election and until his or her successor is duly elected and qualified; provided that any director who was elected for a three-year term under a prior version of this Article IX shall continue to hold office for the balance of the term for which he or she was elected and until his or her successor is duly elected and qualified.

The proposed amendment to Sterling's Articles of Incorporation has been unanimously approved by the Board of Directors for consideration by the Shareholders. The Board believes that the election of Directors is a primary means for the Shareholders to influence corporate governance policies and hold management accountable for implementing those policies. Although proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board and enhance the independence of non-employee directors, an increasing number of investors have come to believe that classified boards reduce accountability of directors because they limit the ability of shareholders to evaluate and elect all directors on an annual basis. Accordingly, an increasing number of companies have been taking actions to provide for the annual election of all directors.

Sterling is committed to strong corporate governance. Accordingly, the Board considered the various reasons for and against a classified Board, particularly in light of evolving corporate governance practices and investor sentiment. The Board recognizes that the annual elections of directors is emerging as a "best practice" in the area of corporate governance, as it provides shareholders the opportunity to hold every member of the Board accountable for performance every year. The Board consulted management and Sterling's outside advisors when it considered the various reasons for and against a classified Board. The Board has determined that adopting a resolution approving an amendment to Sterling's Articles of Incorporation that provides for the annual election of all Directors is in the best interests of Sterling and its Shareholders.

The Board of Directors recommends that Shareholders
vote "FOR" the Amendment to the Articles of Incorporation to eliminate staggered terms for Directors and require the annual election of all Directors.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP to serve as the independent registered public accounting firm for Sterling and its subsidiaries for the year ending December 31, 2008, and any interim periods. Shareholders are being asked to ratify such appointment. BDO has advised Sterling that it will have in attendance at the Annual Meeting one or more representatives who will be available to respond to appropriate questions presented at the Annual Meeting. Such representatives will have an opportunity to make a statement at the Annual Meeting if they desire to do so. If the appointment of BDO is not ratified by the required number of votes, the Board will review its future selection of independent registered public accounting firms.

The Board of Directors unanimously recommends that Shareholders vote "FOR"
the ratification of the appointment of BDO as the
independent registered public accounting firm for Sterling for 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

Audit Fees:  The aggregate fees and expenses billed by BDO for professional services rendered for the audit of Sterling's annual financial statements, the reviews of the financial statements included in Sterling's periodic reports filed with the Securities and Exchange Commission (the "SEC") on Forms 10-Q, SEC registration statement services, and the audits of the financial statements of Sterling's subsidiaries were $715,823 and $677,000 for the years ended December 31, 2006 and 2007, respectively. Fees for 2006 and 2007 include the integrated audit of Sterling's consolidated financial statements and management's assessment of internal controls over financial reporting as required by the Public Company Accounting Oversight Board and the SEC.

Audit-Related Fees:  The aggregate fees and expenses billed by BDO for audit related services rendered during 2006 and 2007 were $18,000 and $30,000, respectively. Types of services in this category were primarily audits of the employee benefit plans and consultation on accounting standards.

Tax Fees:  The aggregate fees billed by BDO for tax services rendered during 2006 and 2007 were $45,785 and $35,060, respectively. Types of tax services provided by BDO primarily consisted of advice related to preparing Sterling's corporate tax returns and tax consulting projects.

All Other Fees:  There were no other services provided by BDO during 2006 and 2007.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

It is the responsibility of Sterling's Audit Committee to pre-approve all audit and non-audit services provided by BDO. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by BDO with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require specific review and approval prior to the engagement by the Audit Committee, or a designated member. Specific pre-approval of such permissible services with estimated fees of $2,500 or less may be waived via the de minimis exception rule. Procedures are in place to ensure the Audit Committee chairman is notified in the event the de minimis rule is used. All services rendered by and fees paid to BDO are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services are compatible with maintaining the independent registered public accounting firm's independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identifies the three basic principles of independence with respect to services provided by the independent registered public accounting firm, as well as the non-audit services the independent registered public accounting firm is prohibited from providing. One hundred percent of all services provided by BDO in each of the last two fiscal years were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

During fiscal year 2007, Directors Bauhofer, Eisenhart and Fugate served on the Audit Committee, with Director Eisenhart serving as Chairman. Directors Boyer and Keegan were appointed to the Audit Committee and Directors Bauhofer and Fugate resigned from the Audit Committee effective February 25, 2008. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing Sterling's accounting and financial reporting processes, including the quarterly review and the annual audit of Sterling's consolidated financial statements by BDO, Sterling's independent registered public accounting firm. BDO currently serves as Sterling's independent registered public accounting firm and has conducted the integrated audit of Sterling's financial statements and internal control over financial reporting for 2007. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Audit Committee has appointed BDO to serve as the independent registered public accounting firm to conduct an audit of Sterling's financial statements and internal control over financial reporting for the fiscal year ending December 31, 2008, and all interim periods. BDO has advised Sterling that it will have in attendance at the Annual Meeting one or more representatives who will have an opportunity to make a statement if they desire to do so and who will be available to respond to appropriate questions presented to the Secretary of Sterling in advance of the Annual Meeting. As part of fulfilling its responsibilities, the Audit Committee has reviewed and discussed Sterling's audited financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm that firm's independence.

Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2007 be included in Sterling's 2007 Annual Report on Form 10-K filed with the SEC.

Submitted by the 2007 Audit Committee of the Board of Directors of Sterling Financial Corporation.

William L. Eisenhart, Chairman
Donald N. Bauhofer
James P. Fugate

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Composition

Our Board of Directors is responsible for the supervision of the overall affairs of Sterling. During fiscal 2007, individuals serving on the Board included Harold B. Gilkey, William W. Zuppe, Katherine K. Anderson, Rodney W. Barnett, Donald N. Bauhofer, Ellen R.M. Boyer, William L. Eisenhart, James P. Fugate, James B. Keegan, Jr., Robert D. Larrabee, Donald J. Lukes, and Michael F. Reuling. Mr. Barnett retired from the Board effective April 24, 2007. Katherine K. Anderson and Ellen R.M. Boyer were appointed to the Board effective December 17, 2007.

To assist in carrying out its duties, the Board has delegated authority to the Audit Committee, the Personnel Committee and the Nominating Committee. For more information relating to the duties and composition of these committees, please see the sections below entitled "Committees of the Board of Directors."

Following our 2008 Annual Meeting of Shareholders, the Board will consist of eleven Directors. In the interim period between Annual Meetings of Shareholders, the Board has the authority under Sterling's Bylaws to fill vacancies and may increase or decrease the size of the Board by amending the Bylaws. The Directors are classified into three classes with staggered terms of three years. If the proposal to amend Sterling's Articles of Incorporation to eliminate staggered terms for Directors and require the annual election of all Directors is approved, then Directors would be elected annually after their current terms expire.

Attendance of Directors

The Board of Directors of Sterling held eight meetings during 2007. Each Director attended at least 75% of such meetings and those of the Board committees on which the Director served during the year. It is Sterling's policy that members of the Board of Directors should attend all annual meetings of Shareholders except for absences due to causes beyond the reasonable control of the Directors. At the 2007 annual meeting of Shareholders of Sterling Financial Corporation, all of the Directors were in attendance.

Committees of the Board of Directors

The Board of Directors of Sterling has established Audit, Personnel and Nominating Committees. The following table shows which committees, if any, that each Director serves on.

Name	Audit		Personnel		Nominating

Katherine K. Anderson			X
Donald N. Bauhofer					X
Ellen R.M. Boyer	X
William L. Eisenhart	X	*
James P. Fugate			X
Harold B. Gilkey
James B. Keegan, Jr.	X
Robert D. Larrabee			X	*
Donald J. Lukes					X	*
Michael F. Reuling					X
William W. Zuppe

*	Committee Chairman

Audit Committee.  The Audit Committee has been established in accordance with the rules of the SEC for the purpose of overseeing Sterling's accounting and financial reporting processes, the audits of the financial statements, as well as compliance with legal and regulatory requirements. The Audit Committee reviews the independent registered public accounting firm's qualifications, independence and performance, and oversees and monitors the performance of Sterling's internal audit function. The Audit Committee is responsible for the retention, supervision and termination of the independent registered public accounting firm and for resolving any disagreements between management and the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is also responsible for reviewing the adequacy of the authority, responsibilities and functions of Sterling's internal audit department. The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for Sterling's financial reporting process and for preparing Sterling's financial statements. Sterling's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States.) The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters.

The Audit Committee held nine meetings during 2007 and currently consists of Mr. Eisenhart (Chairman), Ms. Boyer and Mr. Keegan, each of whom has been determined by the Board to be "independent" and financially literate as required by the rules of the National Association of Securities Dealers ("NASD") and the SEC. Members of the Audit Committee have reviewed and discussed with management and the independent registered public accounting firm the periodic reports of Sterling prior to filing such reports with the SEC. No member of the Audit Committee has participated in the preparation of the financial statements of Sterling or its subsidiaries at any time during the past three years. The Board has determined that Ms. Boyer is an "audit committee financial expert" as defined by the SEC. The Audit Committee operates under a written charter reviewed and approved annually by Sterling's Board of Directors. Sterling's Audit Committee Charter is publicly available on Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Personnel Committee.  The Personnel Committee reviews and makes recommendations to the Board of Directors with respect to personnel policies that include, but are not limited to, compensation for executive officers of the holding company, as well as employee compensation and benefit programs. The Personnel Committee held two meetings during 2007 and currently consists of Mr. Larrabee (Chairman), Ms. Anderson and Mr. Fugate, each of whom has been determined by the Board to be "independent" as that term is defined by the rules of the NASD and the SEC.

Nominating Committee.  The Nominating Committee recommends to the Board of Directors a slate of nominees for election by the Shareholders at each annual meeting of Sterling. At the request of the Board, the Nominating Committee recommends, for approval by the Board, nominees to fill vacancies or new positions on the Board as they may occur or be created from time to time, all in accordance with Sterling's Bylaws. The Nominating Committee identifies potential nominees from various sources, including recommendations from Directors and officers of Sterling. The Nominating Committee will consider nominees recommended by Shareholders upon submission in writing to the Chairman of the Board of Directors the names of such nominees, together with their qualifications for service as Directors of Sterling. Individuals recommended by Shareholders are evaluated in the same manner as other potential nominees. The Nominating Committee reviews and discusses recommendations received for Director candidates and evaluates the qualifications of such candidates before selecting a slate of nominees to be recommended to the Board. Qualifications that the Nominating Committee will consider in evaluating Director candidates include contacts within Sterling's market area, skills, experience, time availability and such other criteria as the Nominating Committee shall determine to be relevant. The Nominating Committee held one meeting in 2007, and currently consists of Messrs. Lukes (Chairman), Bauhofer and Reuling, each of whom has been determined by the Board to be "independent" as that term is defined by the rules of the NASD and the SEC. The Nominating Committee operates under a written charter approved by Sterling's Board of Directors. Sterling's Nominating Committee Charter is publicly available on Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Compensation of Directors

During 2007, Directors of Sterling who were not employees of Sterling were paid an annual fee of $20,000, plus a fee of $3,000, for every meeting attended. Directors serving on committees of the Board also received a fee of $500 for every committee meeting attended, unless they served as the chair of such committee, in which case they received a fee of $1,000 for every committee meeting attended. Beginning in 2008, instead of an annual fee and fees for meetings attended, Directors of Sterling who are not employees of Sterling are paid a quarterly fee of $12,000, except for the Chairman of the Sterling Savings Bank Board and the Chairman of the Audit Committee, who each receive a quarterly fee of $13,000. Directors receive reimbursement for travel and other expenses incurred in connection with Board business.

Non-employee Directors of Sterling historically received annual grants of non-qualified stock options. Such options have an exercise price equal to the fair market value of the Sterling common stock on the date of grant and generally expire ten years from the date of grant. In the event that a nonemployee Director is removed from office for cause, all options granted to such nonemployee Director pursuant to the automatic grants of non-qualified stock options described above will expire immediately upon such removal.

In 2008, Sterling changed its equity compensation policy for Directors to provide for an annual grant of 1,000 shares of restricted stock to each non-employee Director, with such shares vesting 25% per year over four years, for so long as such individual is a Director of Sterling. The following table sets forth information with regard to compensation earned by non-employee Directors in 2007. Compensation earned by employee Directors is included in the "Executive Compensation" section of this proxy.

Director Compensation Table

						Change
						in Pension
						Value and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred	All Other
	Paid in		Stock	Option	Incentive Plan	Compensation	Compensation	Total
Name(1)	Cash(2) ($)		Awards ($)	Awards(3) ($)	Compensation ($)	Earnings(5) ($)	($)	($)

Katherine K. Anderson	3,000		0	0	0	0	0	3,000
Donald N. Bauhofer	40,500		0	5,257	0	0	0	45,757
Ellen R.M. Boyer	3,000		0	0	0	0	0	3,000
William L. Eisenhart	40,000		0	5,257	0	0	0	45,257
James P. Fugate	40,500		0	5,257	0	0	0	45,757
James B. Keegan, Jr.	38,000		0	5,257	0	0	0	43,257
Robert D. Larrabee	38,000		0	5,257	0	0	0	43,257
Donald J. Lukes	38,000	(4)	0	5,257	0	0	0	43,257
Michael F. Reuling	38,000	(4)	0	5,257	0	0	0	43,257

(1)	Includes only Directors who served during 2007. Directors Gilkey and Zuppe are omitted from this table because they were Named Executive Officers and received no separate compensation for their services as Directors during 2007.

(2)	Includes cash payments made to Directors of Sterling Financial Corporation for meetings attended during 2007.

(3)	Represents the dollar amount recognized for purposes of financial statement reporting during 2007 in accordance with FAS 123(R). Directors were each granted 2,000 non qualified stock options on January 31, 2007. Options are expensed at $11.47 per share over a four-year vesting schedule.

(4)	Directors Lukes and Reuling elected to defer all earned Director's fees during 2007 into the Sterling Savings DCP. See "Executive Compensation — Deferred Compensation Plans."

(5)	The Sterling Savings DCP does not provide for above market earnings, therefore no earnings are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column.

The following table shows the aggregate number of stock awards and option awards outstanding for each nonemployee Director as of December 31, 2007. There were no stock awards and one award of stock options was granted to non-employee directors during 2007.

			Grant Date Fair
	Aggregate Stock	Aggregate	Value of Stock
	Awards	Option Awards	and Option
	Outstanding as of	Outstanding	Awards Made
Name	12/31/2007 (#)	as of 12/31/07(1) (#)	During 2007(2) ($)

Katherine K. Anderson	0	0	0
Donald N. Bauhofer	0	24,846	5,257
Ellen R.M. Boyer	0	0	0
William L. Eisenhart	0	14,500	5,257
James P. Fugate	0	16,000	5,257
James B. Keegan, Jr.	0	36,937	5,257
Robert D. Larrabee	0	13,000	5,257
Donald J. Lukes	0	7,000	5,257
Michael F. Reuling	0	11,785	5,257

(1)	Assuming that all outstanding options will become fully vested.

(2)	Nonqualified stock options were granted with a fair value of $11.47 per share based on the closing price of Sterling's common stock on January 31, 2007 of $33.17 per share. These options have a ten-year life and are expensed over a period of four years to coincide with the implemented vesting schedule.

CORPORATE GOVERNANCE

Sterling has proactively taken steps to establish a corporate governance framework that affirms our high standards of business conduct, emphasizes the importance of integrity and honesty in the conduct of our business, and ensures the integrity of the controls and procedures implemented by our Directors, officers and employees, including our internal control over financial reporting. Actions we have taken to establish this corporate governance framework include: maintaining a Board composed of a majority of independent Directors; adoption of charters for our Directors' committees; adoption of a Code of Ethics for all of our Directors, officers and employees; and provision of a procedure for shareholders and employees to communicate with the Board. We believe that the ethical foundations outlined in our corporate governance framework are critical to our ongoing success and the maximization of shareholder value.

Affirmative Determinations Regarding Director Independence

The Board of Directors has determined that each of the following Directors is an "independent director" as such term is defined by the rules of the NASD and the SEC:
Katherine K. Anderson
Donald N. Bauhofer
Ellen R.M. Boyer
William L. Eisenhart
James P. Fugate
James B. Keegan, Jr.
Robert D. Larrabee
Donald J. Lukes
Michael F. Reuling

The Board of Directors has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by the rules of the NASD and the SEC. These rules generally provide that an "independent director" is a person other than an officer or employee of Sterling or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Nasdaq Rules also provide specific criteria that, if met, disqualify a Director from being independent.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all Sterling employees and Directors, including Sterling's senior financial officers. The Code of Ethics is publicly available on Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Communication with the Board of Directors

Shareholders may send communications to the Board of Directors of Sterling by addressing such correspondence to:
Harold B. Gilkey
Chairman of the Board
Sterling Financial Corporation
111 North Wall Street
Spokane, WA 99201

As Chairman of the Board, Mr. Gilkey monitors Shareholder communications, forwards correspondence to the appropriate committee(s) or Director(s), and facilitates an appropriate response.

EXECUTIVE OFFICERS

In addition to Messrs. Gilkey and Zuppe, the named executive officers of Sterling are Heidi B. Stanley, Daniel G. Byrne and Donn C. Costa (the "Named Executive Officers"). Each of the Named Executive Officers, as well as Larry A. Conley, are deemed to be Executive Officers pursuant to the rules of the SEC. Each Executive Officer has held his or her present position for the past five years except as otherwise stated.

HEIDI B. STANLEY

Ms. Stanley, 51, has served as President and Chief Executive Officer of Sterling Savings since January 2008. Prior to that, she held various positions at Sterling Savings, most recently as Chief Operating Officer. She joined Sterling in 1985. In addition to serving as Director and Vice Chairman of Sterling Savings, she also currently serves as a Director of INTERVEST, Action Mortgage and Harbor Financial. Prior to joining Sterling, Ms. Stanley was employed by IBM in San Francisco, California, and Tucson, Arizona. In 2007, she was named one of the "25 Most Powerful Women in Banking" by U.S. Banker Magazine. She is currently on the Board of Directors of Avista Corporation. Ms. Stanley is immediate past Chair of Greater Spokane Incorporated; past Chairman of the Board of the Association of Washington Business (AWB); past Chair of the Spokane area YMCA and Vice Chair of TVW (Washington Public Affairs Network). She is past Vice-Chairman of America's Community Bankers (ACB) Membership Committee. She serves on the Board of Governors of the WSU Foundation and the Eastern Washington Advisory Board of the Washington Policy Center. Ms. Stanley received a Bachelor's degree in Business Administration from Washington State University in 1979.

DANIEL G. BYRNE

Mr. Byrne, 53, serves as Executive Vice President-Finance, Chief Financial Officer and Assistant Secretary of Sterling and Assistant Secretary of Sterling Savings and Golf Savings Bank. He has served in these capacities with Sterling and Sterling Savings, which he joined in 1983. Mr. Byrne is also the Assistant Secretary and Treasurer of INTERVEST and Action Mortgage, and the Secretary and Treasurer of Harbor Financial. Before joining Sterling, Mr. Byrne was employed by the accounting firm of Coopers & Lybrand in Spokane, Washington. He is a past Lieutenant Governor of Kiwanis International. Mr. Byrne is a past member of the Board of Trustees, its Executive Committee and its Finance Committee for Gonzaga Preparatory School. He is a member of the Board of Directors of Spokane Community Mental Health and past Chairman of the Parish Council of St. Thomas More Church. He is also a board member and Audit Committee Chairman for Ambassadors Group, Inc., a publicly traded corporation.

He serves as a member of the American Institute of Certified Public Accountants, the Washington Society of Certified Public Accountants, the Financial Manager's Society and is a past member of the American Community Bankers Association's Accounting Committee. Mr. Byrne is a certified public accountant, and received a Bachelor's degree in Accounting from Gonzaga University in 1977.

LARRY A. CONLEY

Mr. Conley, 56, has served as President of INTERVEST since September 2007. He joined Sterling Savings in 1993. Prior to his work at Sterling, Mr. Conley was a Vice President with National Mortgage Co., a Vice President Regional Manager with Security Pacific Mortgage Corp. and an Income Property Loan Officer with Pacific First Federal Savings Bank. Mr. Conley is a certified real estate appraiser (inactive) in the State of Oregon, with over 25 years of experience in the appraisal field. He is also a licensed real estate broker. After serving in the U.S. Army, Mr. Conley earned an Associate in Science Degree in Real Estate Technology from Portland State University in 1976.

DONN C. COSTA

Mr. Costa, 46, serves as Senior Vice President of Sterling Savings and Senior Vice President of Mortgage Banking at Golf Savings Bank. He joined Sterling Savings in July 2006. Mr. Costa was formerly President of Lynnwood Financial Corporation (parent company of Golf Savings Bank). He is a member of Golf Savings Bank's Asset & Liability and Personnel & Lending Committees. Mr. Costa is currently on the Seattle Mortgage Bankers Association Board of Directors. He received a Bachelor's degree in Business Administration from Washington State University in 1985.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of January 31, 2008 regarding the shares of Sterling common stock beneficially owned by (i) each person known by Sterling to own beneficially more than 5% of Sterling's common stock; (ii) each Director of Sterling; (iii) the CEO of Sterling, the CFO of Sterling, and the four other most highly compensated Executive Officers who were serving as Executive Officers at the end of 2007 (together, the "Named Executive Officers"); and (iv) all Directors and Executive Officers of Sterling as a group. Except as noted below, each holder has sole voting and investment power with respect to shares of Sterling common stock listed as owned by that person.

	Shares of
	Common Stock		Percent of
	Beneficially		Common
Name of Beneficial Owner	Owned(1)		Stock(2)

Beneficial owners of more than 5%
Barclays Global Investors, NA(3)	2,962,445		5.73%
45 Fremont Street San Francisco, CA 94105
Earnest Partners LLC(4)	2,714,827		5.25%
1180 Peachtree Street NE Atlanta, GA 30309
Private Capital Management, L.P.(5)	4,026,737		7.79%
8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108
FMR LLC(6)	4,774,902		9.24%
82 Devonshire Street Boston, MA 02109
Directors and Named Executive Officers
Katherine K. Anderson	1,000		*
Donald N. Bauhofer	31,775	(7)	*
Ellen R.M. Boyer	1,000		*
Daniel G. Byrne	164,105	(8)	*
Donn C. Costa	147,331	(9)	*
William L. Eisenhart	18,950	(10)	*
James P. Fugate	24,812	(11)	*
Harold B. Gilkey	545,207	(12)	1.05%
James B. Keegan, Jr.	168,379	(13)	*
Robert D. Larrabee	38,759	(14)	*
Donald J. Lukes	9,089	(15)	*
Michael F. Reuling	13,494	(16)	*
Heidi B. Stanley	303,278	(17)	*
William W. Zuppe	283,690	(18)	*
All Directors and Executive Officers as a Group (24 persons)	2,223,311	(19)	4.23%

*	Less than 1%

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Sterling common stock over which he or she has voting or investment power and of which he or she has the right to acquire beneficial ownership within 60 days of January 31, 2008. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

(2)	Based on shares outstanding at January 31, 2008, of 51,667,030.

(3)	Based on Schedule 13G/A filed on February 6, 2008, by Barclays Global Investors, NA ("Barclays") and affiliates that in the aggregate they have sole voting power as to 2,283,082 shares and dispositive power as to 2,962,445 shares.

(4)	Based on Schedule 13G/A filed on January 31, 2008, by Earnest Partners, LLC disclosing that in the aggregate it has sole voting power as to 846,303 shares and sole dispositive power as to 2,714,827 shares.

(5)	Based on Schedule 13G/A filed on February 14, 2008, by Private Capital Management, L.P. disclosing that in the aggregate it has sole voting power as to 11,190 shares, sole dispositive power as to 11,190 shares, and shared dispositive power as to 4,015,547 shares.

(6)	Based on Schedule 13G/A filed on February 14, 2008, by FMR LLC disclosing that in the aggregate it has sole dispositive power as to 4,774,902 shares.

(7)	Includes 23,346 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008. As of January 31, 2008, 7,429 of the securities held by Mr. Bauhofer were pledged as collateral for a loan.

(8)	Includes 80,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008, and 30,074 shares held for Mr. Byrne's individual account under the 401(k) Plan. Excludes 33,384 shares held by Sterling's Deferred Compensation Plan and 8,581 shares (as of December 31, 2007) held by the 401(k) Plan for the benefit of Mr. Byrne, as to which Mr. Byrne disclaims beneficial ownership.

(9)	Includes 500 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008.

(10)	Includes 13,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008.

(11)	Includes 14,500 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008.

(12)	Includes 200,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008, and 20,135 shares held for Mr. Gilkey's individual account under the 401(k) Plan. Excludes 268,045 shares held by Sterling's Deferred Compensation Plan and 11,698 shares (as of December 31, 2007) held by the 401(k) Plan for the benefit of Mr. Gilkey, as to which shares Mr. Gilkey disclaims beneficial ownership.

(13)	Includes 34,937 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008.

(14)	Includes 11,500 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008. As of January 31, 2008, 6,734 of the securities held by Mr. Larrabee were pledged as collateral for a loan.

(15)	Includes 5,500 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008.

(16)	Includes 10,285 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008.

(17)	Includes 198,800 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008, and 7,565 shares held for Ms. Stanley's individual account under the 401(k) Plan. Excludes 49,365 shares held by Sterling's Deferred Compensation Plan and 6,935 shares (as of December 31, 2007) held by the 401(k) Plan for the benefit of Ms. Stanley, as to which shares Ms. Stanley disclaims beneficial ownership. On February 1, 2008, Ms. Stanley exercised and held the following incentive stock options: 7,500 shares at $4.60 per share, 3,150 shares at $6.45 per share and 900 shares at $4.39 per share.

(18)	Includes 155,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008, and 20,853 shares held for Mr. Zuppe's individual account under the 401(k) Plan. Excludes 184,392 shares held by Sterling's Deferred Compensation Plan and 11,069 shares (as of December 31, 2007) held by the 401(k) Plan for the benefit of Mr. Zuppe, as to which shares Mr. Zuppe disclaims beneficial ownership.

(19)	In addition to the information supplied in footnotes 6-17, includes 104,700 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2008, and 81 shares held in individual accounts under the 401(k) Plan. Excludes 5,012 shares (as of December 31, 2007) held by the 401(k) Plan for the benefit of members of the group, as to which shares such members disclaim beneficial ownership.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Sterling's common stock that may be issued upon the exercise of options, warrants and rights under Sterling's equity compensation plans as of December 31, 2007.

(a)
	Number of		(c)
	Securities to be		Number of Securities
	Issued Upon	(b)	Remaining Available for
	Exercise of	Weighted Average	Future Issuance Under
	Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants	Outstanding Options,	(Excluding Securities
Plan Category	and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by shareholders:
Stock option plans	2,067,401	$21.13	2,011,249	(1)
Restrticted stock awards	85,000	$0.00	2,011,249	(1)
Equity compensation plans not approved by shareholders:	None	None	None

Total	2,152,401	$20.30	2,011,249	(1)

(1)	Sterling's equity compensation plans provide that an aggregate total of up to 2,011,249 may be granted as either stock options or restricted stock awards.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Sterling seeks to attract and retain a highly qualified management team and promote a strong pay-for-performance culture by aligning compensation with superior short and long-term performance that builds shareholder value.

Sterling's Board of Directors believes that compensation should:

•	relate to the value created for Shareholders by being directly tied to the financial performance and condition of Sterling and each Executive Officer's contribution thereto;

•	reward individuals who help Sterling achieve its short-term and long-term objectives and thereby contribute significantly to the success of Sterling;

•	help to attract and retain the most qualified individuals available by being competitive in terms of compensation paid to persons having similar responsibilities and duties in other companies in the same and closely-related industries; and

•	reflect the qualifications, skills, experience and responsibilities of each Executive Officer.

Sterling uses a compensation framework with multiple payment components to balance various short-term and long-term objectives. This framework is designed to balance the executives' need for current cash, security, and funds to cover taxes on long-term incentives through vehicles such as salary and annual incentives, with the need to align executives' long-term interests with those of shareholders through vehicles such as equity grants. The framework is also intended to avoid awarding a particular form of compensation if the tax treatment of such compensation will reduce the incentive to the executive.

Base salary and perquisites provide some degree of security to each executive at the base threshold level of compensation and encourage the executives' day to day productivity. Annual cash incentives are designed to motivate executives to focus on Sterling's annual goals, while long-term incentives are designed to motivate the executives to focus on long-term strategic goals that will produce both outstanding financial performance for Sterling and long-term rewards for the executives. Components such as employment agreements and stock options are designed to meet Sterling's goal of attracting and retaining a stable team of effective leaders while providing non-competition and other protections for Sterling.

Sterling's compensation framework is also designed to ensure direct supervision and accountability with regard to performance evaluations at each level of the organization. For this reason, the Personnel Committee is directly responsible for determining the total compensation level and individual components of the CEO's compensation package, based upon various factors, including a review of Sterling's performance, and the CEO's individual performance. The CEO, in turn is directly responsible for conducting a similar review of the President of Sterling and then recommending an appropriate compensation package to be approved by the Personnel Committee. The President, in like manner, reviews the performance of the chief operating officer of Sterling Savings and recommends an appropriate compensation package to be approved by the CEO. This system continues in sequence throughout Sterling's chain-of-command, so that the compensation of each employee is always based upon an evaluation of the employee's performance by the employee's direct supervisor, subject to approval by the next higher level of management, and an overall review by Sterling's human resources department.

The appropriate level of compensation for each officer or employee of Sterling is expected to vary based upon Sterling's overall performance, Sterling's financial performance and an individual's attainment of their personal objectives and contribution to the attainment of Sterling's objectives. Various items of Sterling's performance that the Personnel Committee may consider, but is not required to take into account when making compensation decisions, include, without limitation:

•	Growth in total assets.

•	Growth in loan originations and loan origination fees.

•	Growth in total loans receivable.

•	Growth in total deposits.

•	Growth in fees and service charges income.

•	Return on average equity.

•	Return on average assets.

•	Maintenance of asset quality.

•	Successful completion and integration of acquisitions.

•	Performance of Sterling's stock price.

Although the current value of historical awards may also be taken into account, the primary objective is to reward Sterling's management team for their current performance and provide incentive for future performance. Because there is no specific weighting applied to the factors considered, the Personnel Committee and each supervising manager are expected to use their own judgment and expertise in determining appropriate compensation packages that meet Sterling's overall objectives. Each supervisor, following consultation with and subject to the concurrence of his or her immediate supervisor, has discretion to set a total compensation amount that he or she determines to be appropriate without regard to any fixed minimum, maximum or target incentive level.

Sterling does not specifically require that its Executive Officers own Sterling common stock, but does award stock and stock options pursuant to Sterling's long term incentive plans in part to ensure that the Executive Officers' financial incentives are aligned with those of Sterling's shareholders. In order to avoid creating conflicts between an officer's interests and the interests of shareholders, Sterling's Insider Trading Policy prohibits all Sterling personnel from engaging in hedging transactions. Officers who are parties to an employment agreement with Sterling are also generally prohibited from pledging their shares of Sterling common stock as collateral for loans or other financing transactions, or otherwise hedging the economic risk of owning their shares.

Historically, the Board has determined the number of shares of Sterling common stock and options to purchase shares of Sterling common stock available to be awarded, and then awarded them annually at its regularly scheduled meeting in December. At its December 2006 meeting the Board decided to change its procedure and begin granting all awards of such stock and stock options during the open window in January following the release of earnings for the fourth quarter and fiscal year to increase the likelihood that the awards will be priced at a time when the market has full access to information about Sterling's performance.

Role of Sterling's Management

The role of Sterling's management is to provide reviews and recommendations for the Personnel Committee's consideration, and to manage Sterling's executive compensation programs, policies and governance. Direct responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with Sterling's objectives;

•	recommending changes, if necessary to ensure achievement of all program objectives; and

•	determining pay levels, payout and/or awards for key executive officers other than the CEO.

Role of Personnel Committee

The Personnel Committee, which is composed of four nonemployee Directors, is responsible for performing compensation committee functions, as provided under the rules of the SEC, including administration of the compensation of the CEO and the other Executive Officers. The actions taken by the Personnel Committee are subject to review and appropriate approval of Sterling's Board of Directors.

The primary purpose of the Personnel Committee is to conduct reviews of Sterling's general executive compensation policies and strategies and oversee and evaluate Sterling's overall compensation structure to ensure that Sterling's compensation objectives are fulfilled. The Personnel Committee deems Sterling's consistent performance, continued growth and strong return to shareholders as evidence that Sterling's compensation framework is achieving the desired objectives.

Direct responsibilities of the Personnel Committee include, but are not limited to:

•	evaluating and approving goals and objectives relevant to compensation of the CEO and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and approving the compensation level for the CEO;

•	approving or reviewing the compensation structure for other key Executive Officers;

•	evaluating and approving all grants of equity-based compensation to Executive Officers;

•	recommending to the Board compensation policies for outside Directors; and

•	reviewing performance-based and equity-based incentive plans for the CEO and other Executive Officers and reviewing other benefit programs presented to the Personnel Committee by the CEO.

The Personnel Committee meets periodically in executive session and assesses a number of factors, without giving specific weight to any one factor, in designing and evaluating Sterling's compensation framework. Additionally, the Personnel Committee is advised from time to time by outside compensation consultants on its compensation policies. In 2004 and 2007, the Personnel Committee retained the firm of Amalfi Consulting, LLC, formerly known as the Compensation Group of Clark Consulting ("Amalfi Consulting"), as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Personnel Committee's determinations of compensation awards. In 2007, Amalfi Consulting was engaged to conduct an executive compensation survey and review of Sterling's existing executive and board compensation levels. The Personnel Committee reviewed the results of this study and considered market pay practices and practices of peer companies in determining amounts to be paid. Compensation opportunities for Sterling's executive officers are designed to be competitive with its peer group.

The peer group that was developed for Sterling was based on finding banking institutions that most closely resembled Sterling from a business perspective. The goal was to have institutions that were focused on commercial banking, had experienced consistent growth and had not experienced negative financial returns. In addition, a total of 19 peer institutions were chosen to be used to ensure that any statistical analysis of the peer group would be valid and not as significantly impacted by the movement of a small subset of the peers. Last, the peer group was chosen prior to any review of executive or board of director compensation and was formally approved by the Personnel Committee. The particular criteria used for development of the peer group are as follows:

•	Bank chartered institutions with assets from the most recent quarter between $7.5 and $20 billion in assets;

•	Each bank could not have a consumer loan concentration that exceeded 70% of its total portfolio;

•	Each bank had to have 3-year asset growth rate of at least 10%; and

•	No bank could have a either a negative return on average assets ("ROAA") nor a negative return on average equity ("ROAE");

The companies approved by the Personnel Committee to be included in Sterling's peer group were as follows:

			Total	Asset				Consumer	Commercial	Other
			Assets	Growth	ROAA	ROAE	ROATE	Loans	Loans	Loans/Adj.	Branches
			MRQ	3 Yr	2006Y	2006Y	2006Y	2006Y	2006Y	2006Y	2006Y
Company Name(1)	Ticker	State	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(Actual)

Webster Financial Corporation	WBS	CT	16,947,256	17.36%	0.75%	7.79%	14.24%	24.8%	24.8%	50.4%	177
First Citizens BancShares, Inc.	FCNCA	NC	16,008,605	25.17%	0.83%	10.19%	11.33%	23.3%	73.2%	3.5%	396
Fulton Financial Corporation	FULT	PA	15,080,415	52.72%	1.30%	12.84%	23.61%	25.8%	73.3%	0.9%	264
City National Corporation	CYN	CA	15,796,096	14.25%	1.59%	15.99%	20.26%	33.5%	66.5%	0.0%	54
TCF Financial Corporation	TCB	MN	14,977,704	29.31%	1.74%	24.37%	28.92%	58.0%	26.0%	16.1%	453
South Financial Group, Inc.	TSFG	SC	14,139,675	32.50%	0.79%	7.49%	14.51%	22.8%	77.2%	0.0%	167
Citizens Republic Bancorp, Inc.	CRBC	MI	13,246,819	81.59%	0.82%	9.58%	13.01%	44.5%	55.5%	0.0%	270
Cullen/Frost Bankers, Inc.	CFR	TX	12,949,390	36.72%	1.67%	18.03%	25.32%	10.5%	89.5%	0.0%	101
Valley National Bancorp	VLY	NJ	12,319,087	25.54%	1.33%	17.33%	22.29%	48.4%	51.7%	0.0%	168
BancorpSouth, Inc.	BXS	MS	13,209,093	16.84%	1.06%	12.52%	15.39%	39.1%	57.0%	3.9%	NA
Wilmington Trust Corporation	WL	DE	11,031,000	26.40%	1.37%	13.58%	27.94%	40.7%	59.3%	0.0%	64
International Bancshares Corporation	IBOC	TX	11,226,493	65.81%	1.10%	14.02%	23.52%	3.9%	74.3%	21.7%	NA
East West Bancorp, Inc.	EWBC	CA	10,829,357	166.89%	1.46%	15.78%	22.62%	6.4%	93.7%	0.0%	59
Bank of Hawaii Corporation	BOH	HI	10,722,568	11.73%	1.76%	25.90%	27.27%	62.8%	37.2%	0.0%	86
UCBH Holdings, Inc.	UCBH	CA	10,651,773	85.02%	1.23%	15.59%	20.05%	7.6%	92.8%	0.0%	66
Whitney Holding Corporation	WTNY	LA	10,608,267	31.35%	1.41%	13.58%	19.41%	17.5%	82.5%	0.0%	151
Wintrust Financial Corporation	WTFC	IL	9,348,460	101.62%	0.74%	9.47%	15.73%	18.8%	0.0%	81.3%	73
Susquehanna Bancshares, Inc.	SUSQ	PA	8,313,609	38.17%	1.05%	9.56%	15.24%	34.9%	65.1%	0.0%	163
Umpqua Holdings Corporation	UMPQ	OR	8,144,558	147.80%	1.31%	8.70%	22.19%	7.53%	91.87%	0.60%	130

Average			12,397,380	52.99%	1.23%	13.81%	20.15%	27.9%	62.7%	9.4%	167
25th Percentile			10,687,171	25.35%	0.94%	9.57%	15.32%	14.0%	53.6%	0.0%	73
50th Percentile			12,319,087	32.50%	1.30%	13.58%	20.26%	24.8%	66.5%	0.0%	151
75th Percentile			14,558,690	73.70%	1.44%	15.89%	23.57%	39.9%	79.9%	3.7%	177

Sterling Financial Corporation	STSA	WA	11,463,647	129.74%	0.88%	12.97%	18.24%	23.9%	76.3%	0.0%	166

Percent Rank			46%	92%	23%	45%	37%	46%	71%	0%	61%

(1)	Sterling's peers include banks with assets ranging from $7.5 billion to $20 billion, except that banks with over 70% consumer loans, banks with below 10% three-year asset growth, and banks with negative ROAA or negative ROAE have not been included.

In reviewing compensation levels, the Personnel Committee reviewed the peer group data provided by Amalfi Consulting to confirm that the compensation levels overall were competitive with comparable positions at peer institutions.

Amalfi has recommended that Sterling develop a performance based variable pay plan for top executives (non-proxy) to be implemented during 2008. This plan would be developed using benchmarks identified through the compensation review process. The intent of this performance-based plan is to closely align executive objectives to shareholder value, providing clear line of sight across the organization.

Compensation of CEO

During 2007, the compensation of Mr. Gilkey, Chairman of the Board and CEO, was based on the general principles of the executive compensation program and on Mr. Gilkey's Employment Agreement. In determining the salary and other forms of compensation for Mr. Gilkey, the Personnel Committee took into consideration Mr. Gilkey's substantial experience and standing in the industry in general and with Sterling in particular. The Personnel Committee also considered the increased responsibilities for Mr. Gilkey as a result of Sterling's diversification and growth in recent years. The Personnel Committee believes that Mr. Gilkey's compensation as CEO appropriately reflects Sterling's performance during 2007 and his contributions to that performance.

In setting the base salary for Mr. Gilkey for 2008, a number of factors were reviewed by the Personnel Committee. The primary goal of the committee was to ensure continuity of management for Sterling. With the retirement of Mr. Zuppe, the Personnel Committee worked to ensure that Mr. Gilkey was compensated appropriately for his position so that Mr. Gilkey was motivated to continue in his role as chairman and CEO. The base salary for Mr. Gilkey was increased to $650,000 following a review of the peer group data for Mr. Gilkey's position. This new level of base salary was still more than 10% below the market median based on the peer group analysis. In addition, the Personnel Committee looked at the market data for total cash compensation with Mr. Gilkey's annual incentive, which ranges from 10% to 100% of base salary. At maximum payout of Mr. Gilkey's annual incentive, in combination with the new base salary, Mr. Gilkey's total cash compensation would be at the market median of the peers for total cash compensation. Based on this analysis, in combination with the desire to ensure continuity of senior management for Sterling, the Personnel Committee approved the new level of base salary.

Components of Compensation

At present, the executive compensation program is comprised of base salary, annual cash incentive compensation, long-term compensation in the form of deferred compensation, stock options and restricted stock, and benefits typically offered to executives of similar corporations.

Base Salary.  Sterling pays its executives cash salaries intended to be competitive and to take into account the individual's qualifications, experience, performance, responsibilities, and past and potential contribution to the company. When determining base salary levels of the CEO and evaluating the base salary levels of other executive officers, the Personnel Committee assesses a number of factors, without giving specific weight to any one factor. The Personnel Committee also takes into account Sterling's financial and operating performance as compared with industry averages, and considers the diverse skills required of its executive management to expand its operations while maintaining good performance. The Personnel Committee also reviewed the peer group data provided by Amalfi Consulting to confirm that the base salary levels were competitive with comparable positions at peer institutions.

Annual Cash Incentive Compensation.  Sterling provides a discretionary Annual Cash Incentive Compensation Award. The annual component of this award is intended to encourage and reward the achievement of growth in Sterling's performance, and takes into consideration various factors, including, but not limited to:

•	Growth in total assets.

•	Growth in loan originations and loan origination fees.

•	Growth in total loans receivable.

•	Growth in total deposits.

•	Growth in fees and service charges income.

•	Return on average equity.

•	Return on average assets.

•	Maintenance of asset quality.

•	Successful completion and integration of acquisitions.

•	Performance of Sterling's stock price.

These criteria are deemed by the Personnel Committee to be critical in increasing shareholder value on both a short-term and long-term basis. This award also is designed to assist in attracting and retaining qualified employees and to further link the financial interests and objectives of employees with those of shareholders. Pursuant to the terms of his employment agreement, the amount of cash incentive paid to the CEO is generally determined on a discretionary basis by the Personnel Committee if Sterling has achieved its corporate goals and may range from 10% to 100% of the CEO's base salary. Pursuant to the terms of his employment agreement, the President was also entitled to receive a cash incentive that ranged from 10% to 100% of his base salary as determined on a discretionary basis by the CEO with the approval of the Board. For other executive officers, bonuses are determined at the discretion of the executive's supervisor based on an evaluation of individual contributions to Sterling's financial performance. In determining the bonus amounts awarded to the CEO and the President in 2007, the Personnel Committee considered Sterling's performance in 2007, and that the CEO and the President, through the performance of their duties, had been instrumental in Sterling achieving its performance. Similarly, the other executive officers' bonus amounts were awarded based on their role in helping Sterling achieve its performance.

Long-Term Incentive Plans.  The Personnel Committee believes that long-term incentive plans, such as the 2007 Long-Term Incentive Plan, provide a competitive incentive that links the achievement of financial goals and individual performance, resulting in greater shareholder value. The purpose of these plans is to encourage the ownership of Sterling common stock, attract and retain qualified employees, develop and maintain strong management and employee loyalty, and give suitable recognition to an individual's material contributions to Sterling's success.

When determining the quantity and amount of awards to be granted, the Personnel Committee assesses the same factors considered in setting base salary, but with a greater emphasis on long-term growth measurements, such as return on average assets and return on average equity, and the expansion of Sterling's entire delivery system. Components of Sterling's delivery system that are considered include growth in the number of total branches, increases in the number of personnel and achievement of specific components of Sterling's strategic plan.

The Personnel Committee currently seeks to limit the number of equity awards to executive management to no more than 30% to 40% of the total number of awards granted under Sterling's long-term incentive plans in any given year, with the remainder to be awarded to non-executive employees. The availability of equity awards is subject to the approval of Sterling's long-term incentive plans by Sterling's shareholders. The Personnel Committee balances the value of equity awards as an incentive to align employees' interests with shareholders, with the dilutive effect that issuing equity awards has on existing shareholders, and seeks to ensure that the number of equity awards authorized in any given long-term incentive plan approved by Sterling's shareholders will be sufficient to provide incentive awards for three to four years. In recommending to the Board the amount of equity awards to be granted for 2007, the Personnel Committee, after consultation with management, selected discretionary amounts that it believed were commensurate with each individual's performance and position at Sterling.

Supplemental Executive Retirement Plan.  In January 2002, Sterling adopted a Supplemental Executive Retirement Plan (the "SERP"). The SERP is a non-qualified, unfunded plan that is designed to provide retirement benefits for certain key employees of Sterling. Depending on their classification under the Plan, participants will receive from 40% to 60% of their annual salary amount as of January 1, 2002, for 10 to 15 years, beginning at normal retirement age. Retirement benefits vest at the rate of 10% per year of service. Except for participants who have completed 25 years of service, benefits are reduced for early retirement. The present value of the retirement benefits becomes 100% vested if, within three years of a change in control of Sterling, either the Plan or the participant's employment are terminated. Although the benefits provided under the SERP are considered in determining the overall compensation of the executive officers, in general they do not impact the other types of compensation provided to them.

Deferred Compensation Plans.  Since 1984, Sterling has maintained a nonqualified Deferred Compensation Plan (the "Old DCP") intended to link compensation to the long-term performance of Sterling and to provide employees with a strong incentive for increasing shareholder value. No further contributions have been made to this plan since 2001. As of December 31, 2007, there were six participants in the Old DCP. All amounts in a participant's account become 100% vested upon death, disability, normal retirement age of 60, upon a change of control, or upon termination of the Plan. Prior to such an event, amounts in a participant's account vest at the rate of 10% per year of service from and after the year of contribution, provided that such vesting is accelerated so that each participant shall reach 100% vesting by age 60. Payment may be in a lump sum or in installments as determined by the Board, and installments may be accelerated by the Board. Payment must be commenced within one year of the termination of the participant's employment with Sterling.

Due to the enactment of Internal Revenue Code Section 409A ("Section 409A"), the Old DCP was divided into two plans: one for balances that accrued and vested prior to January 1, 2005, which are not subject to Section 409A; and one for balances vesting from and after January 1, 2005, which must comply with the rules and restrictions of Section 409A. Only three participants have balances in the segregated plan for benefits vesting from and after January 1, 2005, called the 2005 Deferred Compensation Plan (the "2005 DCP"). Following the publication of the final regulations under Section 409A, the 2005 DCP will be amended as necessary to comply with the requirements of Section 409A. Until these amendments are completed, the 2005 DCP has been and will be operated in good faith compliance with Section 409A and the guidance promulgated thereunder.

In 2006, Sterling Savings adopted a new nonqualified Deferred Compensation Plan (the "Sterling Savings DCP"). The Sterling Savings DCP is designed to retain and attract key employees and Directors while serving as a vehicle to assist with saving for retirement. Plan participation is limited to Directors and a select group of management or highly compensated employees as determined by the Plan Committee. As of December 31, 2007, there were 149 participants in the Sterling Savings DCP. Under the plan, participants may contribute up to 75% of their base salary and up to 100% of commissions, bonus and Director fees. The deferred amounts are credited to the participants' accounts, which do not hold assets but are maintained for record-keeping-purposes. The earnings under the Plan are credited based on the return of measurement funds selected by the participants. The measurement funds are designed to mirror the performance of mutual funds selected by the Plan Committee. All participant contributions vest immediately. Each year, based on a written agreement (such as an employment agreement) or at its sole discretion, Sterling may contribute amounts to all, some or none of the participants. The vesting of the Sterling contributions is determined based on the written agreement between the participant and Sterling or based on a vesting schedule determined by the Plan Committee. Within 60 days after the later of the first business day of the plan year following the plan year in which the participant retires, or the last day of the six month period immediately following the date on which the participant retires, the participant's account will be distributed either in a lump sum or installments up to 15 years as elected by the participant. Within 60 days after the Plan Committee is notified of the participants' death or the participant becomes disabled, the participants account will be distributed in a lump sum. Within 60 days after the last day of the six month period immediately following the date on which employment terminates, the participant's account will be distributed in a lump sum payment. Participants may elect to receive a scheduled distribution with certain exclusions. Although the benefits provided under the DCP are considered in determining the overall compensation of the executive officers, in general they do not impact the other types of compensation provided to them.

Perquisites.  Certain key employees of Sterling receive benefits that are designed to reward their contributions to Sterling and to encourage their productivity and continued service to Sterling. Certain of the perquisites provided to the Named Executive Officers, such as athletic club memberships, are deemed to provide business value to Sterling because they provide a place for executives to continue to interact with customers and develop business during non-business hours. Perquisites provided to certain of the Named Executive Officers during 2007 included an auto allowance, payment of club dues and financial planning and tax preparation assistance. These perquisites were negotiated between Sterling and the executive officers as part of their employment package, and were deemed by Sterling to be appropriate for the executive officers' positions. Although the perquisites are considered in determining the overall compensation of the executive officers, the amounts involved are not deemed to be so material as to impact the other types of compensation provided to them.

Summary Compensation Table

The following table sets forth information concerning compensation received from the Named Executive Officers for services in all capacities to Sterling and its subsidiaries during the fiscal year ended December 31, 2007.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred		All
				Stock	Option	Plan	Compensation		Other
		Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings		Compensation(3)	Total
Name and Position	Year	($)	($)	($)	($)	($)	($)		($)	($)

Harold B. Gilkey	2007	500,000	500,000	228,044	0	0	0		43,053	1,271,097
Chairman and CEO of	2006	500,000	250,000	0	0	0	0	(4)	42,258	792,258
Sterling Financial Corp.
William W. Zuppe	2007	375,000	350,000	228,044	0	0	0		45,500	998,544
Chairman and CEO of	2006	375,000	150,000	0	0	0	0	(4)	36,474	561,474
Sterling Savings
Heidi B. Stanley	2007	350,000	125,000	114,022	65,714	0	36,081	(5)	21,994	712,811
Vice Chair and COO	2006	300,000	60,000	0	0	0	33,361	(4)(5)	18,161	411,522
of Sterling Savings
Daniel G. Byrne	2007	240,000	100,000	76,015	26,285	0	37,406	(5)	16,922	496,628
Executive Vice President	2006	200,000	25,000	0	0	0	34,540	(4)(5)	14,057	273,597
and CFO of Sterling
Financial Corp.
Donn C. Costa	2007	370,000	0	0	4,625	0	0		17,976	392,601
Golf Savings Bank Mortgage	2006	370,000	35,000	0	0	0	0	(4)	4,000	409,000
Banking Manager

(1)	Represents the dollar amount recognized for purposes of financial statement reporting during 2007 in accordance with FAS 123(R). Restricted stock awards are expensed at $33.17 per share over a four-year vesting schedule.

(2)	Represents the dollar amount recognized for purposes of financial statement reporting during 2007 in accordance with FAS 123(R). Options granted to Ms. Stanley and Mr. Byrne are expensed at $11.47 per share over a four-year vesting schedule. Options granted to Mr. Costa are expensed at $10.09 per share over a four-year vesting schedule.

(3)	Includes perquisites and other compensation. Additional information regarding other compensation, including perquisites that in the aggregate exceeded $10,000 for an individual, is provided in the "Components of All Other Compensation" table below.

(4)	Change in pension value and non qualified deferred compensation earnings were inadvertently reported with incorrect calculations in Sterling's proxy statement dated March 15, 2007. The amount reported for 2006 has been revised to reflect that although there were market-based earnings associated with a nonqualified defined contribution plan, there were no guaranteed earnings provided to the Named Executive Officers, and the amount reported for 2006 should be $0.

(5)	Represents the change in the accumulated benefit for Ms. Stanley and Mr. Byrne pursuant to the early retirement reduction under the SERP.

Components of All Other Compensation

The components of the "All Other Compensation" column in the Summary Compensation Table, including perquisites that in the aggregate exceeded $10,000 for an individual, are detailed in the following table.

			Financial			Dividends on
		Club	Planning	401(k)		Unvested
	Auto	Memberships	and Tax	Matching	Tax	Restricted
Name(1)	Allowance ($)	and Dues ($)	Preparation ($)	Contribution ($)	Gross-up ($)	Shares ($)	Total ($)

Harold B. Gilkey	8,400	16,925	4,540	5,425	113	7,650	43,053
William W. Zuppe	8,400	14,424	1,125	5,425	8,476	7,650	45,500
Heidi B. Stanley	6,600	4,287	410	5,425	1,447	3,825	21,994
Daniel G. Byrne	6,600	1,457	0	5,425	890	2,550	16,922
Donn C. Costa	4,800	7,405	0	5,425	346	0	17,976

(1)	Includes only Named Executive Officers for whom the aggregate value of perquisites exceed $10,000.

Grants of Plan-Based Awards

Under the direction of the Audit Committee, Sterling has reviewed its policy regarding the granting of stock options and affirmed that Sterling has adequate procedures in place to ensure that no option grants have been or may be "back-dated" or "spring-loaded." In connection with the review of its stock option granting polices in 2006, the Board determined that stock options will only be granted during the open trading period following the release of earning results. The purpose of this change is to ensure that the market value at the time that options are granted reflects full information disclosure. As a result of the adoption of this policy in 2006, Sterling did not make any grants of plan-based awards during 2006 and any stock option grants based upon the Named Executive Officers' performance in 2006 were not awarded until 2007. The following tables show the stock option grants and grants of restricted stock during 2007.

			All
		All	Other
		Other	Option
		Stock	Awards:	Exercise or
		Awards:	Number of	Base
		Number of	Securities	Price of
		Shares	Under-	Option
	Grant	of Stock or	lying	Awards
Name(1)	Date	Units (#)	Options (#)	($/Sh)

Harold B. Gilkey	1/31/2007	30,000	0	N/A
William W. Zuppe	1/31/2007	30,000	0	N/A
Heidi B. Stanley	1/31/2007	15,000	25,000	33.17
Daniel G. Byrne	1/31/2007	10,000	10,000	33.17
Donn C. Costa	1/31/2007	0	2,000	33.17

(1)	This table does not include estimated future payouts of nonequity or equity incentive plan awards because Sterling has not established thresholds, targets or maximums for its grant awards.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan Awards:
				Equity					Incentive	Market or
				Incentive					Plan Awards:	Payout
				Plan					Number of	Value of
				Awards:				Market	Unearned	Unearned
	Number of	Number of		Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities		Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying		Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)		Unearned	Exercise	Expiration	have not	have not	have not	have not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
(a)(1)	(b)	(c)		(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)

Harold B. Gilkey
12/17/2002	45,000	0		45,000	10.1467	12/17/2012	0	0	0	0
12/16/2003	45,000	0		45,000	19.8400	12/16/2013	0	0	0	0
12/21/2004	60,000	0		60,000	26.7133	2/28/2015	0	0	0	0
12/19/2005	50,000	0		50,000	25.7100	12/18/2015	0	0	0	0
1/31/2007	0	0		0	0	N/A	30,000	$503,700	0	0
William W. Zuppe
12/16/2003	45,000	0		45,000	19.8400	12/16/2013	0	0	0	0
12/21/2004	60,000	0		60,000	26.7133	2/28/2015	0	0	0	0
12/19/2005	50,000	0		50,000	25.7100	12/18/2015	0	0	0	0
1/31/2007	0	0		0	0	N/A	30,000	$503,700	0	0
Heidi B. Stanley
12/14/1999	7,500	0		7,500	4.6000	2/28/2008	0	0	0	0
12/16/1998	3,150	0		3,150	6.4467	2/28/2008	0	0	0	0
7/25/2000	900	0		900	4.3933	2/29/2008	0	0	0	0
7/25/2000	5,550	0		5,550	4.3933	2/28/2009	0	0	0	0
12/14/1999	7,500	0		7,500	4.6000	2/28/2009	0	0	0	0
12/17/2002	22,500	0		22,500	10.1467	2/28/2009	0	0	0	0
7/25/2000	7,950	0		7,950	4.3933	2/28/2010	0	0	0	0
12/19/2001	22,500	0		22,500	6.7467	2/28/2012	0	0	0	0
9/5/2003	37,500	0		37,500	17.1533	9/5/2013	0	0	0	0
12/19/2005	40,000	0		40,000	25.7100	12/18/2015	0	0	0	0
12/21/2004	37,500	0		37,500	26.7133	2/28/2015	0	0	0	0
1/31/2007	0	25,000	(4)	25,000	33.1700	1/31/2017	15,000	$251,850	0	0
Daniel G. Byrne
12/17/2002	15,000	0		15,000	10.1467	2/28/2009	0	0	0	0
12/16/2003	15,000	0		15,000	19.8400	2/28/2010	0	0	0	0
12/21/2004	22,500	0		22,500	26.7133	2/28/2011	0	0	0	0
12/16/2005	25,000	0		25,000	25.7100	2/28/2012	0	0	0	0
1/31/2007	0	10,000	(4)	10,000	33.1700	1/31/2017	10,000	$167,900	0	0
Donn C. Costa
1/31/2007	0	2,000	(4)	2,000	33.1700	3/15/2013	0	0	0	0

(1)	Column (a) notes the grant date of each award below each Named Executive Officer.

(2)	Column (g) shows the number of shares of restricted stock that have not vested as of December 31, 2007. All restricted stock grants shown in this table vest 25% per year over a four-year period, beginning one year following the grant date.

(3)	Column (h) shows the aggregate market value of shares of restricted stock that have not vested as of December 31, 2007. This value is calculated using the closing price of $16.79 per share of Sterling stock on December 31, 2007, the last trading day of the year.

(4)	This option vests 25% per year over a four-year period, beginning one year following the grant date.

Option Exercises and Stock Vested

The following table sets forth information on the exercise of stock options during 2007 by each of the Named Executive Officers and the value of unexercised in-the-money options at December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Harold B. Gilkey	0	0	0	0
William W. Zuppe	0	0	0	0
Heidi B. Stanley	8,850	243,496	0	0
Daniel G. Byrne	4,500	106,153	0	0
Donn C. Costa	0	0	0	0

Pension Benefits

The SERP is a non-qualified, unfunded plan that is designed to provide retirement benefits for certain key employees of Sterling. Messrs. Gilkey and Zuppe are eligible for full retirement benefits at age 67 1/2 calculated at 60% of their 2002 base salary paid over a period 15 years. Mr. Byrne and Ms. Stanley are eligible for full retirement benefits at age 65 calculated at 60% of their 2002 base salary paid out over a period of 15 years.

Messrs. Gilkey and Zuppe are fully vested in the retirement benefit. In the event Mr. Byrne and Ms. Stanley were to take early retirement benefits, their benefit would be reduced by 5% annually for each year the retirement date precedes their normal retirement age. The early retirement reduction will not exceed 50%. Benefits under the SERP commence at normal retirement age.

The following table reflects the present value of accrued benefits payable to each of the Named Executive Officers, including the years of credited service under the plan, determined in accordance with the plan and using a 7% present value discount rate.

				Payments
		Number		During
		of Years	Present Value of	Last
	Plan	Credited	Accumulated	Fiscal
Name	Name	Service(1)(#)	Benefit ($)	Year ($)

Harold B. Gilkey	SERP	24	1,978,532	0
William W. Zuppe	SERP	24	1,410,937	0
Heidi B. Stanley(2)	SERP	22	390,448	0
Daniel G. Byrne(2)	SERP	24	378,142	0
Donn C. Costa(3)	SERP	0	0	0

(1)	Actual number of years of service for Messrs. Gilkey and Zuppe are two years longer than years of credited service and actual years of service for Ms. Stanley is one year longer than years of credited service, for purposes of the SERP.

(2)	Ms. Stanley and Mr. Byrne are not fully vested and therefore their accumulated benefit reflects an early retirement reduction based on a normal retirement age of 60 and assuming an early retirement as of December 31, 2007.

(3)	Mr. Costa is not eligible for the SERP.

Nonqualified Deferred Compensation

The Old DCP, enacted in 1984 and frozen after 2001, provides a vehicle to assist employees with saving for retirement and creates an incentive to increase employee ownership of Sterling common stock. Only employer contributions to the plan are allowed. See discussion under "Deferred Compensation Plans" in the "Components of Compensation" section for further details on this plan and the segregation of the plan in response to the enactment of Code Section 409A.

Most of the contributions are invested in shares of Sterling common stock, but the participants have the opportunity to diversify any funds contributed after May 1, 2001, among Sterling common stock, the MFS Value Fund, the Black Rock S&P 500 Fund, and the Franklin Small Cap Growth Fund.

The annualized performance of each selection in the Old DCP are as follows:

•	Sterling common stock: (49.63)%

•	MFS Value Fund: 7.6%

•	BlackRock S&P 500 Index Fund: 5.0%

•	Franklin Sm/Mid Cap Growth Fund: 11.7%.

Payments must commence within one year of termination of employment and may be paid in a lump sum or installments, as determined by the Personnel Committee, provided however, that the balances vesting after December 31, 2004 will be distributed in compliance with the Code Section 409A.

In 2006, Sterling Savings adopted the Sterling Savings DCP, which allows participants to defer up to 75% of base salary and 100% of bonuses, commissions and Director fees. Employer contributions are also permitted under the plan. In 2007, Daniel Byrne and Donn Costa were the only Named Executive Officers to participate in the Sterling Savings DCP.

Earnings under the Sterling Savings DCP are based on participants' allocations among the following measurement funds.

Annualized
Fund	Return for 2007

Fidelity VIP Money Market	4.96%
Maxim LS Corporate Bond	8.10%
DWS VS II Dreman High Return Equity A	(1.86)%
Dreyfus Stock Index	5.30%
Janus AS Forty: IS	36.99%
Fidelity VIP MidCap: SC2	15.34%
DWS VS II Dreman Small Mid Cap Value: CI A	3.06%
Dreyfus VIF International Equity: IS	17.11%

Distributions are made under the plan following a participant's death, disability, retirement or termination of service in a lump sum or up to 15 annual installments as elected by the participant. Participants may elect to receive a scheduled distribution during employment with certain exclusions. See discussion under "Deferred Compensation Plans" in the "Components of Compensation" section for a more detailed description of the Sterling Savings DCP.

The following table reflects the accumulated balances under all of the deferred compensation arrangements maintained by Sterling in which the Named Executive Officers participate.

			Aggregate		Aggregate
	Executive	Registrant	Earnings	Aggregate	Balance
	Contributions	Contributions	in Last	Withdrawals/	at Last
Name	in Last FY ($)	in Last FY ($)	FY (1) ($)	Distributions ($)	FYE ($)

Harold B. Gilkey(2)	0	0	(4,469,492)	0	4,675,362
William W. Zuppe(2)	0	0	(3,074,626)	0	3,216,289
Heidi B. Stanley (2)	0	0	(812,521)	0	833,363
Daniel G. Byrne(2)	100,291	0	(556,293)	0	714,922
Donn C. Costa(3)	0	0	22,204	0	329,300

(1)	Ms. Stanley had reportable 2007 compensation of $12,000; Mr. Byrne had reportable 2007 compensation of $5,250.

(2)	Ms. Stanley and Messrs. Gilkey, Zuppe and Byrne are participants in the Old DCP, which has had no additional contributions since 2001 and was segregated into two separate arrangements following the enactment of Code Section 409A. (See "Deferred Compensation Plans" in the "Components of Compensation section.) The balances herein reflect the total amount of earnings and aggregate balances on December 31, 2007 in all of the deferred compensation arrangements.

(3)	Mr. Costa is a participant in the Sterling Savings DCP only, and pursuant to his employment agreement, his employer contribution in the plan will vest over three years. Vested balance as of December 31, 2007 is $164,650.04.

Potential Post-Employment Payments

Harold B. Gilkey.  Mr. Gilkey is employed under the terms of an employment agreement with Sterling, which continues until December 31, 2009. Under the agreement, Sterling will pay Mr. Gilkey a minimum annual base salary of $500,000. In addition, Mr. Gilkey is entitled to receive annual incentive bonus awards equal to a minimum of 10% of base salary and a minimum of 10,000 nonqualified stock options under the stock option plan then in effect.

In the event of a termination from employment due to permanent disability, termination without cause, or constructive discharge, Mr. Gilkey is entitled to severance pay in an amount equal to his base salary for a period that is the longer of the remaining term or three years (the "Severance Period"). In addition, Mr. Gilkey would receive any earned but unpaid base salary and incentive bonus, and any amounts (whether vested or not) held in a deferred compensation or retirement plan for his benefit. He is also entitled to receive medical, dental, life, disability, accident, and travel insurance for himself and his spouse for life. Mr. Gilkey would also be entitled to receive payment for tax preparation and financial planning, an annual physical examination by a physician of his choice, and club membership dues for life, as well as an automobile allowance through the end of the Severance Period (these benefits are collectively referred to herein as the "perquisites").

In the event of termination from employment for cause or due to death, or a voluntary termination for reasons other than a constructive discharge or permanent disability, Mr. Gilkey would receive earned but unpaid base salary and incentive bonus as of the date of termination of employment. He would also be entitled to a continuation of medical, dental, life, disability, accident, and travel insurance and the perquisites detailed above, except the auto allowance, for life if termination occurs due to a voluntary termination for reasons other than constructive discharge or permanent disability. No other payments would be made other than stock options or other incentive awards held pursuant to the terms of the grant(s) thereof and vested benefits payable under the terms of any executive or employee benefit programs maintained by Sterling in which he participates.

In the event of termination from employment due to a change in control, Mr. Gilkey is entitled to receive his base salary and incentive bonus amount at the highest annual rate received during employment equal to the amount he would have received had he continued working for a period that is the longer of the remaining term or three years (the "Separation Period"). In addition, Mr. Gilkey would receive any earned but as yet unpaid base salary, incentive bonus and any amounts held in a deferred compensation plan or retirement account then in effect at the time of termination. Mr. Gilkey would also receive an amount equal to Sterling's contribution to its 401(k) plan had he remained employed through the Separation Period, as well as, the perquisites detailed above and continued medical, dental, life, accident, disability, and travel insurance for himself and his spouse for life; provided, however, that the automobile allowance is only extended through the Separation Period. Any stock options and other incentive awards would be fully exercisable during the Separation Period. If the payments made to Mr. Gilkey are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Sterling would pay an amount determined to equal the excise tax that would be applied to the excess parachute payment as defined in Section 280G of the Internal Revenue Code as well as an amount equal to federal, state, and local income taxes on this additional payment (the "Excise Tax Gross-Up") such that Mr. Gilkey would receive the net amount he would have received had no excise tax been applied.

If Mr. Gilkey had been terminated on December 31, 2007 under the circumstances detailed above, the following table represents the estimated total value of his termination payments and benefits.

Harold Gilkey(1)

					Termination	Qualifying
					Without	Termination
			Retirement		Cause or	Following
		Long-Term	or	Termination	Constructive	Change in
	Death	Disability	Resignation	for Cause	Discharge	Control
	($)	($)	($)	($)	($)	($)

Severance Pay	0	1,500,000	0	0	1,500,000	3,000,000
Accelerated Vesting of Stock Incentives	0	0	0	0	0	0
Accelerated Vesting of Restricted Stock	767,056	767,056	0	0	0	767,056
SERP(2)	1,812,860	1,978,532	1,978,532	0	1,978,532	1,812,860
Nonqualified Defined Contribution Plans(3)	4,675,363	4,675,363	4,675,363	4,675,363	4,675,363	4,675,363
Long-Term Disability Benefit(4)	0	156,000	0	0	0	0
Medical Benefits(5)	326,318	326,318	326,318	0	326,318	326,318
Dental Benefits(6)	15,134	15,134	15,134	0	15,134	15,134
Vacation Pay	38,462	38,462	38,462	38,462	38,462	38,462
Auto Allowance	0	23,584	0	0	23,584	23,584
Club Dues/Tax Planning/Annual Physical(7)	215,809	215,809	215,809	0	215,809	215,809
401k Matching Contribution(8)	0	0	0	0	0	15,503
Excise Tax Gross-Up(9)	0	0	0	0	0	0

Total	7,851,002	9,696,258	7,249,618	4,713,825	8,773,202	10,890,089

(1)	All post-employment payments in the tables in the "Post-Employment Payments" section assume executive's separation from service on December 31, 2007, any present value calculations are at 120% of the Applicable Federal Rate under Code § 1274(d) and life expectancies are based on the IRS Mortality Table 90CM.

(2)	SERP payments represent the present value of the benefit executive is entitled to under the SERP as of December 31, 2007.

(3)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(4)	Represents value of annual long-term disability insurance benefit.

(5)	Assumes a 7% annual increase in premium over life expectancy.

(6)	Assumes a 1% annual increase in premium over life expectancy.

(7)	Due to uncertainty in future cost and usage of benefits, value here assumes the cost and usage does not increase over life expectancy.

(8)	Assumes that maximum deferral limit under a qualified plan is increased to $16,000 in 2010.

(9)	No Excise Tax Gross-Up is triggered because the severance payments on a change in control do not exceed three times his base amount.

William W. Zuppe.  Mr. Zuppe was employed under the terms of an employment agreement with Sterling, with a term that continued until December 31, 2009. However, Mr. Zuppe retired from employment as Chief Executive Officer of Sterling Savings on December 31, 2007. Under the agreement, Sterling paid Mr. Zuppe a minimum annual base salary of $350,000. In addition, Mr. Zuppe was entitled to receive an annual incentive bonus award equal to a minimum of 10% of base salary and a minimum of 10,000 nonqualified stock options under the stock option plan then in effect.

Under his agreement, in the event of a voluntary termination for reasons other than a constructive discharge or permanent disability, Mr. Zuppe is entitled to receive earned but unpaid base salary and incentive bonus as of the date of termination of employment. He is also entitled to a continuation of medical, dental, life, disability, accident, and travel insurance and the same perquisites detailed above for Mr. Gilkey, except the auto allowance, for life upon his voluntary termination. No other payments are to be made other than stock options or other incentive awards held pursuant to the terms of the grant(s) thereof and vested benefits payable under the terms of any executive or employee benefit programs maintained by Sterling in which he participates; provided, however, that Mr. Zuppe is expected to continue to serve as Chairman of the Board of Sterling Savings and is entitled to Director compensation of $13,000 per quarter for service as Chairman of the Board of Sterling Savings, along with any other compensation paid to Board members. Mr. Zuppe will also continue to vest in his outstanding equity incentive awards so long as he continues to serve as a Director of Sterling or Sterling Savings.

Mr. Zuppe's termination on December 31, 2007 has triggered the payments and benefits estimated in the following table.

Bill Zuppe(1)

Retirement or
Resignation(2)
($)

Severance Pay	0
Accelerated Vesting of Stock Incentives	0
Accelerated Vesting of Restricted Stock	0
SERP(3)	1,410,937
Nonqualified Defined Contribution Plans(4)	3,216,289
Long-Term Disability Benefit	0
Medical Benefits(5)	363,368
Dental Benefits(6)	16,016
Vacation Pay	28,846
Auto Allowance	0
Club Dues/Tax Planning/Annual Physical(7)	165,222
401k Matching Contribution	0
Excise Tax Gross-Up	0

Total	5,200,678

(1)	All post-employment payments in the tables in the "Post-Employment Payments" section assume executive's separation from service on December 31, 2007, any present value calculations are at 120% of the Applicable Federal Rate under Code § 1274(d) and life expectancies are based on the IRS Mortality Table 90CM.

(2)	Mr. Zuppe retired effective December 31, 2007, therefore, only the payments due to him on retirement are reflected here, as there is no possibility of his receiving post-termination payments under a different termination event.

(3)	SERP payment represents the present value of the benefit executive is entitled to under the SERP as of December 31, 2007.

(4)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(5)	Assumes a 7% annual increase in premium over life expectancy.

(6)	Assumes a 1% annual increase in premium over life expectancy.

(7)	Due to uncertainty in future cost and usage of benefits, value here assumes the cost and usage does not increase over life expectancy.

Heidi B. Stanley and Daniel G. Byrne.  Ms. Stanley and Mr. Byrne (the "Executives") are employed under the terms of an employment agreement with Sterling Financial Corporation. These agreements may be terminated at any time by either the Executives or Sterling. Under the agreements, Sterling will pay the Executives a base salary in an amount that is determined annually by the Chairman and the President of Sterling. In addition, the Executives are eligible to participate in stock option or incentive plans then in effect.

In the event of a termination of employment for any reason other than due to a change in control, Sterling shall have no liability to pay further compensation or any other benefit to the Executives.

In the event of termination of employment by Sterling for any reason, or by the Executives for good cause, within three years following a change in control, the Executives would receive an amount equal to three times their base salary, incentive bonus, and any contributions that would have been made to any benefit plans for which they would have been eligible had they continued employment. In addition, they would be entitled to any benefits in the employee pension plans, employee benefit plans and incentive plans in which they participate as determined by the plan then in effect. Any stock options held by the Executives at the time of termination would become fully vested and any restrictions on restricted stock may be accelerated, subject to the approval of the Board.

If the payments made to the Executives are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Sterling would pay the Excise Tax Gross-Up equal the excise tax that would be applied to the excess payment as defined in Section 280G of the Internal Revenue Code as well as an amount equal to federal, state, and local income taxes on this additional payment such that they would receive the net amount that he or she would have received had no excise tax been applied.

If Ms. Stanley and Mr. Byrne had been terminated on December 31, 2007 under the circumstances detailed above, the estimated total value of the payments and benefits due to them are detailed in the following tables.

Heidi Stanley(1)

					Termination	Qualifying
					Without	Termination
			Retirement		Cause or	Following
		Long-Term	or	Termination	Constructive	Change in
	Death	Disability	Resignation	for Cause	Discharge	Control
	($)	($)	($)	($)	($)	($)

Severance Pay(2)	0	0	0	0	0	1,485,660
Accelerated Vesting of Stock Incentives	0	0	0	0	0	0	(7)
Accelerated Vesting of Restricted Stock	0	0	0	0	0	194,134
SERP(3)	347,189	390,448	390,448	0	390,448	347,189
Nonqualified Defined Contribution Plans(4)	833,363	833,363	833,363	833,363	833,363	833,363
Long-Term Disability Benefit(5)	0	156,000	0	0	0	0
Vacation Pay	27,692	27,692	27,692	27,692	27,692	27,692
Excise Tax Gross-Up(6)	0	0	0	0	0	525,631

Total	1,208,244	1,407,503	1,251,503	861,055	1,251,503	3,413,669

(1)	All post-employment payments in the tables in the "Post-Employment Payments" section assume executive's separation from service on December 31, 2007, any present value calculations are at 120% of the Applicable Federal Rate under Code § 1274(d) and life expectancies are based on the IRS Mortality Table 90CM.

(2)	Severance pay based on 2007 salary and 2007 cost of the benefits detailed above in the text.

(3)	SERP payments represent the present value of the benefit executive is entitled to under the SERP as of December 31, 2007.

(4)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(5)	Represents value of annual long-term disability insurance benefit.

(6)	Assumes a 20% excise tax rate and a 35% income tax rate for purposes of the Excise Tax Gross-Up.

(7)	The Sterling stock options granted on January 31, 2007 had an exercise price that was above the available market price as of December 31, 2007. Therefore, these stock options would not have had any value upon their acceleration if a change of control had occurred as of December 31, 2007.

Dan Byrne(1)

					Termination	Qualifying
					Without	Termination
			Retirement		Cause or	Following
		Long-Term	or	Termination	Constructive	Change in
	Death	Disability	Resignation	for Cause	Discharge	Control
	($)	($)	($)	($)	($)	($)

Severance Pay(2)	0	0	0	0	0	1,052,601
Accelerated Vesting of Stock Incentives	0	0	0	0	0	0	(7)
Accelerated Vesting of Restricted Stock	0	0	0	0	0	129,423
SERP(3)	327,935	378,142	378,142	0	378,142	327,935
Nonqualified Defined Contribution Plans(4)	714,922	714,922	714,922	714,922	714,922	714,922
Long-Term Disability Benefit(5)	0	156,000	0	0	0	0
Vacation Pay	18,462	18,462	18,462	18,462	18,462	18,462
Excise Tax Gross-Up(6)	0	0	0	0	0	375,312

Total	1,061,319	1,267,526	1,111,526	733,384	1,111,526	2,618,655

(1)	All post-employment payments in the tables in the "Post-Employment Payments" section assume executive's separation from service on December 31, 2007, any present value calculations are at 120% of the Applicable Federal Rate under Code § 1274(d) and life expectancies are based on the IRS Mortality Table 90CM.

(2)	Severance pay based on 2007 salary and 2007 cost of the benefits detailed above in the text.

(3)	SERP payments represent the present value of the benefit executive is entitled to under the SERP as of December 31, 2007.

(4)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(5)	Represents value of annual long-term disability insurance benefit.

(6)	Assumes a 20% excise tax rate and a 35% income tax rate for purposes of the Excise Tax Gross-Up.

(7)	The Sterling stock options granted on January 31, 2007 had an exercise price that was above the available market price as of December 31, 2007. Therefore, these stock options would not have had any value upon their acceleration if a change of control had occurred as of December 31, 2007.

Donn C. Costa.  Mr. Costa is employed under the terms of an employment agreement with Sterling Financial Corporation, which will continue until December 31, 2009, provided, however, that the term shall be automatically extended for two separate and consecutive additional one-year periods unless Sterling provides Mr. Costa notice that this agreement will not be extended by October 1 of the year prior to the applicable one-year extension period. Under the terms of this agreement, Mr. Costa will receive a base salary of $370,000 annually. In addition, a contribution to the Sterling Savings Deferred Compensation Plan was made in 2006 in the amount of $300,000, which amount will vest over a four-year period in increments of 25% per year. Mr. Costa is also eligible for an annual discretionary bonus in accordance with the standard practices of Sterling for its employees at the senior vice president level.

In the event Mr. Costa's employment is terminated by Sterling for any reason other than for cause or by Mr. Costa for good cause, either during the term of the agreement or within two years following a change in control, Mr. Costa will receive an amount equal to two times his base salary. In addition, at the Board's discretion, any stock options held by Mr. Costa at the time of such termination after a change in control may become fully vested and any restrictions on restricted stock may be accelerated. Mr. Costa will also receive continuation of medical benefits under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 at Sterling's expense if his employment terminates for any reason other than gross misconduct.

If the payments made to Mr. Costa in conjunction with a change in control are determined to constitute a "parachute payment" under 280G of the Internal Revenue Code, he may elect to receive either 2.99 times his "base amount," as defined under 280G of the Internal Revenue Code, or to have such payments and benefits paid or provided over the minimum period necessary to reduce the present value of such payments or benefits to an amount which is one dollar less than three times his "base amount."

If Mr. Costa had been terminated on December 31, 2007 under circumstances detailed above, the following table represents the estimated total value of his payments and benefits.

Donn Costa(1)

					Termination	Qualifying
					Without	Termination
			Retirement		Cause or	Following
		Long-Term	or	Termination	Constructive	Change in
	Death	Disability	Resignation	for Cause	Discharge	Control
	($)	($)	($)	($)	($)	($)

Severance Pay(2)	0	0	0	0	740,000	740,000
Accelerated Vesting of Stock Incentives	0	0	0	0	0	0	(5)
Accelerated Vesting of Restricted Stock	0	0	0	0	0	0
SERP	0	0	0	0	0	0
Nonqualified Defined Contribution Plans(3)	329,300	329,300	164,650	164,650	164,650	329,300
Long-Term Disability Benefit	0	156,000	0	0	0	0
COBRA Continuation Coverage(4)	18,420	18,420	18,420	0	18,420	18,420
Vacation Pay	18,462	18,462	18,462	18,462	18,462	18,462
Excise Tax Gross-Up	0	0	0	0	0	0

Total	366,182	522,182	201,532	183,112	941,532	1,106,182

(1)	All post-employment payments in the tables in the "Post-Employment Payments" section assume executive's separation from service on December 31, 2007, any present value calculations are at 120% of the Applicable Federal Rate under Code § 1274(d) and life expectancies are based on the IRS Mortality Table 90CM.

(2)	Assumes no reduction or delay in severance payments is required under his employment agreement due to Code Section 280G.

(3)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(4)	Assuming premium increases 7% per year, premiums are averaged over 18 month COBRA period and discounted to present value.

(5)	The Sterling stock options granted on January 31, 2007 had an exercise price that was above the available market price as of December 31, 2007. Therefore, these stock options would not have had any value upon their acceleration if a change of control had occurred as of December 31, 2007.

Determination of Payouts.  The determination of payout of post-termination compensation, benefits, and perquisites for the Executive Officers is based on the terms of each individual employment contract in conjunction with plan documents governing the individual benefit plans.

Except for Ms. Stanley and Mr. Byrne, who are entitled to a cash payment equal to a multiple of their current benefit costs, as described above, the calculation of payouts for benefits is based on current total cost for each benefit (employer and employee) projected over the term such benefit is continued under the respective agreements and discounted to present value using a discount rate of 120% of the Applicable Federal Rate for December 2007 under Code § 1274(d). The 401(k) match is determined by applying the Sterling match formula to the IRS qualified plan contribution limit, projecting an increase in such limit of $500 in the year 2010.

Retirement benefits are calculated based on the terms described in the plan documents and according to any vesting, age, or service requirements. Where applicable, the benefit payout amount is reduced to reflect the present value of the actual vested amount to be received in any of the termination scenarios, using the same Code § 1274(d) discount rate described above.

Conditions and Obligations.  Mr. Gilkey and Mr. Zuppe are bound by a non-compete clause for a period of two years following termination of employment. These executives may not, without express prior written approval of Sterling's Board, directly or indirectly own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, partnership, sole proprietorship or other entity engaged in competition with Sterling or any of its subsidiaries, other than severance-type or retirement-type benefits from entities constituting prior employers. They may not solicit any customer or client of Sterling or any of its subsidiaries for a competitor organization. They may not act on behalf of any competitor to interfere with the relationship between Sterling or its subsidiaries and their employees during the non-compete period.

Ms. Stanley and Mr. Byrne are bound by a non-compete clause for a period of one year following termination of employment in which they may not, without prior express written approval of Sterling's Board, directly or indirectly own or hold any proprietary interest in any corporate, partnership, sole proprietorship or other entity engaged in competition with Sterling or any of its affiliates. For a period of two years following termination of employment, these executives may not solicit any customer or client of Sterling for a competitor, act on behalf of any competitor to interfere with the relationship between Sterling, its subsidiaries or affiliates and their employees, or solicit employees of Sterling, its subsidiaries or affiliates for new employment. Mr. Costa is also bound by similar non-compete and non-solicitation clauses, but both clauses apply for a period of two years following his termination of employment during the term of his employment agreement. However, in the event the term of the agreement is allowed to expire without renewal by Sterling, the non-compete and non-solicitation will only apply if Sterling pays Mr. Costa an amount equal to two times his base salary.

Upon a violation of the non-compete provision, Sterling's obligation to make payments, deliver shares of stock or provide for any benefits under the employment agreements, except to the extent vested and exercisable, shall cease.

PERSONNEL COMMITTEE REPORT

The Personnel Committee has reviewed and discussed with Sterling's management the Compensation Discussion and Analysis contained in this proxy statement and based upon such review and discussion, the Personnel Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the 2007 Personnel Committee of the Board of Directors of SterlingFinancial Corporation.

Robert D. Larrabee, Chairman
Donald N. Bauhofer
James P. Fugate

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Personnel Committee served as an officer or employee of Sterling during fiscal 2007, is formerly an officer of Sterling, or has had any relationships or participated in any related party transactions that qualify as "interlocking" or cross-board memberships that are required to be disclosed under the rules of the SEC. For a general description of transactions and relationships Directors and Executive Officers and their associates may have had with Sterling and its affiliates during the year, see "Interests of Directors and Executive Officers in Certain Transactions."

INTERESTS OF DIRECTORS, OFFICERS AND OTHERS IN CERTAIN TRANSACTIONS

Certain of the Directors and Executive Officers of Sterling and its subsidiaries were customers of and had transactions with Sterling Savings during 2007. In addition, certain Directors and Executive Officers are officers, Directors or Shareholders of corporations or members of partnerships that were customers of or had transactions with Sterling Savings during 2007. All such transactions were in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS

It is presently anticipated that the 2009 Annual Meeting of Shareholders of Sterling will be held on April 28, 2009. In order for any Shareholder proposal to be considered for inclusion in the proxy materials of Sterling for the Annual Meeting on April 28, 2009, such proposal must be submitted, in accordance with the rules and regulations of the SEC, in writing to the Secretary of Sterling at Sterling's corporate offices by November 15, 2008.

Shareholders wishing to bring a proposal to be considered at the 2009 Annual Meeting of Shareholders (but not include it in Sterling's proxy materials) must provide written notice of such proposal to Sterling's Secretary at Sterling's principal executive offices no later than January 30, 2009 to be considered timely.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, Sterling's Directors, Executive Officers and beneficial owners of more than 10% of any registered class of Sterling equity securities are required to file reports of their ownership of Sterling's securities and any changes in that ownership with the SEC. Based solely on its review of copies of these reports and on written representations from such reporting persons, Sterling believes that during 2007 such filing requirements were compiled with, except that Mr. Lampros, a member of the Sterling Savings Bank Board, had one filing on Form 4 that was not received by the SEC on a timely basis.

OTHER MATTERS

Sterling knows of no other business that will be presented for consideration at the Annual Meeting other than those items set forth herein. The enclosed proxy card, however, confers discretionary authority to the proxy agents to vote with respect to matters that may be presented at the Annual Meeting, including the election of any person as a Director in the event a nominee of the Board of Directors of Sterling is unable to serve. If any such matters come before the Annual Meeting, the proxy agents will vote according to their own best judgment.

ANNUAL REPORT

Sterling's 2007 Annual Report on Form 10-K, including financial statements, is being mailed to Shareholders with this proxy statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to Shareholder Relations, Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201-0611. This proxy statement, Sterling's 2007 Annual Report on Form 10-K and Sterling's other reports filed with the SEC are also available on Sterling's website at www.sterlingfinancialcorporation-spokane.com after the reports are filed with the SEC. The SEC maintains a website located at www.sec.gov that also contains this information. The information on Sterling's website and the SEC's website is not part of this proxy statement.

By Order of the Board of Directors,

/s/ Andrew J Schultheis
Andrew J. Schultheis
Secretary

Spokane, Washington
March 21, 2008

ANNUAL MEETING OF SHAREHOLDERS OF

STERLING FINANCIAL CORPORATION

April 22, 2008

Please date, sign and mail
your proxy card in the envelope
provided as soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AND "FOR" PROPOSALS 2 AND 3
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

						FOR	AGAINST	ABSTAIN
1.	TO ELECT THE FOLLOWING DIRECTORS. IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE OR UNWILLING TO SERVE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF A PERSON RECOMMENDED BY THE BOARD OF DIRECTORS.			2.	TO APPROVE AN AMENDMENT TO STERLING'S ARTICLES OF INCORPORATION TO ELIMINATE STAGGERED TERMS FOR DIRECTORS AND REQUIRE THE ANNUAL ELECTION OF ALL DIRECTORS.	☐	☐	☐

☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: m Katherine K. Anderson m Donald N. Bauhofer m Ellen R.M. Boyer m Harold B. Gilkey

						FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			3.	TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008, AND ANY INTERIM PERIOD.	☐	☐	☐

					THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AT THE DISCRETION OF THE PROXY AGENTS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

					PLEASE SIGN, DATE AND RETURN PROMPTLY.

					Shares represented by a properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy agents as to any other matters that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to the nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STERLING FINANCIAL CORPORATION

PROXY FOR THE APRIL 22, 2008, ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Harold B. Gilkey, Daniel G. Byrne and Robert G. Butterfield, and each of them, proxy agents of the undersigned, with full power of substitution, to represent and vote as directed herein all shares of Sterling Financial Corporation common stock held of record by the undersigned on February 29, 2008, at the annual meeting of Sterling shareholders to be held in the Eric A. Johnston Auditorium of the Cheney Cowles Center, 2316 West First Avenue, Spokane, Washington, on Tuesday, April 22, 2008, at 10:00 a.m. local time, and any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

(Continued and to be dated and signed on the reverse side)

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